________________________

REAL ESTATE PURCHASE AND SALE AGREEMENT
________________________

Seller:           SCRUB OAK, LLC

Buyer:   NU SKIN INTERNATIONAL, INC.

Property:     Kress Building  105 West Center Street, Provo, Utah
 High Rise  75 West Center Street, Provo, Utah

REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (the “Contract”), dated as of December 30, 2010, is made and entered into between SCRUB OAK, LLC,a Utah limited liability company, as seller (“Seller”) and NU SKIN INTERNATIONAL, INC., a Utah corporation, as purchaser (“Buyer”).

RECITALS

A.           Seller owns certain real property in Utah County, Utah, consisting of the following parcels (together with all buildings and improvements situated thereon, collectively the “Parcels” and each individually and generically a “Parcel”):

Kress Building  105 West Center Street, Provo, Utah
        High Rise  75 West Center Street, Provo, Utah
Each of the foregoing together with all rights, easements and interests appurtenant thereto and the property and interests associated therewith are more particularly described in Section 1.1(m) below (the “Property”).  The legal description of such real property is set forth on Exhibit 1 to this Contract.

B.           Buyer occupies the Property pursuant to a Master Lease Agreement (the “Scrub Oak Master Lease”) between Buyer and Seller dated January 16, 2003 and made effective as of July 1, 2001, as previously amended and extended, that will be terminated by agreement between Seller and Buyer on the Closing Date pursuant to Section 5.6 below.

C.           Seller wishes to sell the Property to Buyer, and Buyer wishes to buy the Property from Seller, on the terms and conditions set forth in this Contract.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the mutual covenants and agreements set forth, the parties agree as follows:

ARTICLE I

Defined Terms

1.1 Definitions.  As used herein, the following terms shall have the meanings given:

(a) “Business Day” means any Monday through Friday on which business is transacted by federal banks in the state of Utah.

(b) “Buyer’s Affiliates” means Nu Skin Enterprises, Inc., a Delaware corporation; NSE Products, Inc., a Delaware corporation; Nu Skin Enterprises United States, Inc., a Delaware corporation; and Pharminex, LLC, a Delaware limited liability company.

(c) “Closing” means the consummation of the purchase of the Property by Buyer from Seller in accordance with the terms and provisions of this Contract.

(d) “Closing Date” means the date on which the Closing occurs.

(e) “Due Diligence Inspections” shall have the meaning set forth in Section 5.3.

(f) “Due Diligence Period” shall have the meaning set forth in Section 5.2.

(g) “Earnest Money Deposit” means the deposit by Buyer in the amount specified in Section 3.2.

(h) “Effective Date” means the date on which a counterpart of this Contract has been fully executed and delivered by both Buyer and Seller.

(i) “Escrow Holder” means First American Title Insurance Company, as escrow agent for this transaction, whose address is: 578 S. State Street, Orem Utah, 84058, Attention: Terri Murphy.

(j) “Income” shall have the meaning set forth in Section 9.3(a).

(k) “Objections” shall have the meaning given in Section 4.3.

(l) “Permitted Exceptions” shall have the meaning given in Section 4.3.

(m) “Property” means the following:  (i) the land described in Exhibit 1 attached hereto (the “Land”) and all easements, rights, and interests appurtenant thereto; (ii) all buildings and all other improvements and fixtures currently situated on the Land (collectively, the “Improvements”); (iii) all of Seller’s right, title, and interest in tenant improvements and other tangible property now or hereafter located in or on or used in connection with the Land or in the Improvements; (iv) all of Seller’s rights, title and interest in all leases, licenses and other agreements to use or occupy all or any part of the Land or Improvements (the “Leases”) together with (and subject to the manner in which the same are to be prorated under this Contract) all rents, charges, deposits and any other sums due, accrued or to become due thereunder (but subject to Seller’s right to receive a credit at Closing for Income attributable to the time period prior to Closing, pursuant to Section 9.3(a) below), and all guaranties by third parties of any tenant’s obligations under such leases, licenses and other agreements the Property; and (v) all of Seller’s rights, title and interest in all of the following property now or hereafter existing with respect to the Land and/or Improvements (the “Transferred Assets”):  (1) all warranties, guaranties, sureties and claims or similar rights in connection with the construction of or equipment, furnishings, furniture and/or fixtures on the Improvements; (2) all plans, specifications, drawings and permits with respect to the Improvements, including such documents related to any remodel of the Improvements, and all construction, engineering, soils, architectural or similar plans, documents and reports related to the Property (the “Plans and Reports”); (3) all existing service and maintenance contracts entered into by Seller relating to the Property (the “Service Contracts”) and equipment leases related to the Property entered into by Seller (the “Equipment Leases”); (4) all licenses, permits, approvals, certificates of occupancy, entitlements or other rights or authorizations related to or used in connection with the Property, together with all deposits to governmental authorities relating to the Property; (5) studies, documents, tests, surveys, assessments, audits, appraisals, contracts, contract rights, claims and warranties related to the Property (the “Property Documents”); and (6) all of Seller’s rights, if any, to use any names related to the Property.  For clarity, Property does not include artwork located at or on the Improvements owned by any of the members of Seller.

(n) “Property Information” shall have the meaning given in Section 5.1.

(o) “Purchase Price” means the total consideration to be paid by Buyer to Seller for the purchase of the Property, as specified in Section 3.1.

(p) “Aspen Contract” means a Real Estate Purchase and Sale Agreement satisfactory to Buyer and Aspen Country, LLC, a Utah limited liability company and affiliate of Seller (“Aspen Country”) wherein Aspen Country agrees to sell to Buyer and Buyer agrees to purchase the following real properties, together with all improvements thereon, and all rights, easements and interests appurtenant thereto:  Parking Lot located at 249 West 100 South, Provo, Utah; Distribution Center located at 1325 South 275 East, Provo, Utah; and Annex A located at 1085 South 250 East, Provo, Utah  (collectively the “Aspen Properties”).

(q) “Survey” shall have the meaning specified in Section 4.2.

(r) “Title Commitment” shall mean that certain Commitment for title Insurance, Amendment No. 3, issued by First American Title Insurance Company, dated October 5, 2010, Order No. 320-5339366, with an Effective Date of December 16, 2010.

(s) “Title Company” means Escrow Holder.

(t) “Title Exception” means any lien, mortgage, security, interest, encumbrance, pledge, assignment, claim, charge, lease, restriction, restrictive covenant, exception, easement (temporary or permanent), right-of-way, encroachment, overlap, or other exception to title that affects the Property.

(u) “Title Policy” shall have the meaning given in Section 4.5.

(v) “Title Review Period” shall have the meaning given in Section 4.3.

1.2 Other Defined Terms.  Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Contract.

ARTICLE II

Agreement of Purchase and Sale

Seller hereby agrees to sell and convey the Property and assign the Leases and Transferred Assets to Buyer, and Buyer agrees to purchase and acquire the Property from Seller and assume obligations which accrue under the Leases and the Transferred Assets from and after the Closing Date, upon the terms and conditions stated in this Contract.

ARTICLE III

Purchase Price; Earnest Money Deposit

3.1 Purchase Price, Payment and Allocation.  The Purchase Price to be paid by Buyer to Seller for the Property shall be the sum of TWENTY-TWO MILLION NINETY-THREE THOUSAND SIX HUNDRED NINETY-SIX AND 76/100 DOLLARS ($22,093,696.76) (the “Purchase Price”).  The Purchase Price shall be paid by Buyer to Seller at Closing except to the extent that in Seller’s discretion some portion of the Purchase Price shall be deferred, in which case the portion so deferred shall be paid at Closing in the form of one or more promissory notes of Buyer, as Seller may require, in form attached hereto as Exhibit 8 and incorporated herein by this reference.  The Purchase Price shall be allocated among the various assets constituting the Property as set forth on the attached Schedule #1. Each party shall follow the allocation in any report or filing with any governmental authority (including, without limitation, the state and federal revenue authorities) relating to the allocation of the Purchase Price among the assets purchased from Seller by Buyer pursuant to this Contract.

3.2 Earnest Money Deposit.  Buyer has delivered to Seller a deposit in the amount of TWO HUNDRED THOUSAND EIGHT HUNDRED FIFTY-ONE AND 79/100 DOLLARS ($200,851.79) (the “Deposit”).  SIXTY-SIX THOUSAND NINE HUNDRED FIFTY AND 60/100 DOLLARS ($66,950.60) of the Deposit shall be non-refundable except in the event of a Seller default and shall not be applied against the Purchase Price at Closing. The ONE HUNDRED THIRTY-THREE THOUSAND NINE HUNDRED ONE AND 19/100 DOLLARS ($133,901.19) balance of the Deposit shall be held by Seller as an earnest money deposit (the “Earnest Money Deposit”), applied against the Purchase Price at Closing, and disbursed as provided in this Contract.

3.3Contingent Consideration.  In addition to the allocation of the Purchase Price to the Parcels, Schedule #1 also contains amounts reflecting the Seller’s opinion of the fair market value of each of the Parcels and the amount of the discount between the share of the Purchase Price allocated to each Parcel and the Seller’s view of fair market value (with respect to each such Parcel) (the “Discounted Amount”).  In the event Buyer, on or before the third anniversary date of the Closing Date, enters into a contract to sell either or both of the Parcels in any transaction (excluding asset sales of substantially all of the assets of the Buyer or sales to Buyer Affiliates) and Buyer receives upon closing a net amount of sales proceeds, after deducting all sale and closing expenses, that exceeds the portion of the Purchase Price allocable to the respective Parcel on Schedule #1, then Buyer agrees to pay to Seller as contingent consideration an amount equal to the excess of such net sales proceeds received by Buyer for each such sold Parcel up to a maximum amount equal to the Discounted Amount for such sold Parcel.  In the event of any sale of a Parcel to a Buyer Affiliate, the Parcel shall remain subject to this provision until the third anniversary of the Closing Date as if still owned by Buyer, such that a further sale of the Parcel by the Buyer Affiliate shall be treated as a sale by the Buyer.  The obligation to pay the contingent consideration amounts shall be unsecured.

ARTICLE IV

Title and Survey

4.1 Title Commitment; Exception Documents.

(a) Buyer acknowledges that Seller has caused to be furnished to Buyer the Title Commitment issued by the Title Company with respect to the Property.  The Title Commitment sets forth the state of title to the Property, including a list of Title Exceptions affecting the Property.  The Title Commitment contains the express commitment of the Title Company to issue a Title Policy (as hereinafter defined) to Buyer in the amount of the Purchase Price, insuring title to the Property as is specified in the Title Commitment.  In the event any commitment for title insurance is issued by Title Company with respect to the Property which supplements or updates the Title Commitment (a “Supplemental Commitment”), Seller shall provide Buyer with the Supplemental Commitment and Buyer shall have the rights to review and approve as set forth in Section 4.3.

(b) Buyer acknowledges that Seller has caused to be furnished to Buyer, true, correct and legible copies of all instruments that create or evidence Title Exceptions as reflected in the Title Commitment or any Supplemental Commitment (generically “Title Exception Documents”).

4.2 Survey.  Buyer acknowledges that Buyer has obtained ALTA/ACSM surveys of the Property.  Within the Due Diligence Period specified below, Buyer may arrange, at Buyer’s option and expense, to have performed whatever additional ALTA/ACSM surveys and/or updates on any existing survey, as Buyer may deem desirable (all such surveys are, collectively, the “Survey”).

4.3 Review of Title Commitment and Exception Documents.  Buyer has reviewed the Title Commitment and the Survey and objects to the Title Exceptions that are set forth in Exhibit 3 (the “Objections”). All other matters shown on the Commitment are approved by Buyer (the “Permitted Exceptions”).  Seller shall, within ten (10) days after the date hereof (such 10-day period referred to herein as the “Cure Period”), provide Buyer with written notice of whether Seller will attempt to satisfy any of the Objections, or whether Seller is unwilling to attempt to cure the Objections.  If Seller is unwilling or unable to effect a cure of the Objections, then Buyer may either (i) terminate this Contract by written notice to Seller, or (ii) waive any Objections not cured or removed by Seller and proceed to close with title to the Property as it then is, in which event, the Permitted Exceptions, except as expressly provided herein to the contrary, shall be deemed to include all of the Objections not cured or removed by Seller. Buyer shall have a period of ten (10) days (a “Supplemental Review Period”), beginning on the day following the day on which Buyer receives of any Supplemental Title Commitment and copies of Title Exception Documents relating to Title Exceptions included in the Supplemental Title Commitment which were not included in the Title Commitment or any prior Supplemental Title Commitment, in which to give written notice to Seller specifying Buyer’s objections to one or more of the items shown as Title Exceptions in such Supplemental Title Commitment  (“Supplemental Objections”), if any.  Any matters shown on the Title Commitment to which no Objection is made within such 10-day period will be conclusively deemed approved and shall be Permitted Exceptions for all purposes of this Agreement.

4.4 Seller’s Cure of Title Exceptions.  If Buyer timely notifies Seller in writing of any Supplemental Objections, then Seller shall, within five (5) days after Seller’s receipt of Buyer’s notice (such 5-day period referred to herein as the “Supplemental Cure Period”), provide notice to Buyer as to whether Seller will attempt to satisfy, any such Supplemental Objections, or whether Seller is unwilling to attempt to cure the Supplemental Objections.  If Seller is unwilling or unable to effect a cure of such Supplemental Objections and if Buyer is then unwilling to waive such Supplemental Objections, then Buyer may (i) elect to terminate this Contract by written notice to Seller, or (ii) waive any Supplemental Objections not cured or removed by Seller and proceed to close with title to the Property as it then is, in which event, the Permitted Exceptions shall be deemed to include all of the Supplemental Objections not cured or removed by Seller.

4.5 Title Policy.  At the Closing, Seller, at Seller’s sole cost and expense, shall cause a title insurance policy to be furnished to Buyer for the Property (the “Title Policy”); provided that Buyer may elect to have the Title Policy insure only the High Rise Parcel for total consideration given by Buyer for the High Rise Parcel. The Title Policy shall be a standard coverage ALTA owner’s policy of title insurance (subject to Buyer’s right to require that Title Company issue to Buyer an ALTA extended coverage owner’s policy of title insurance and other endorsements and coverages as requested by Buyer, provided that Buyer pays the incremental premium difference between standard coverage and extended coverage), with respect to the real property that is the Property.  The Title Policy shall be issued by the Title Company, in the amount of the Purchase Price of the Property, subject only to Permitted Exceptions.  Seller shall deliver to the Title Company at Closing an ALTA affidavit in the form required by the Title Company and acceptable to Seller to issue “extended coverage” title insurance (“ALTA Affidavit”).

ARTICLE V

Due Diligence Period; Conditions

5.1 Seller Documents.  Seller shall deliver to Buyer (or make available to Buyer at Seller’s offices at the Property during normal working hours and days, together with the right to copy any and all such items as Buyer deems desirable, at Buyer’s expense), any of the following relating to the Property that Seller has in its possession or control (the “Property Information”): (a) the Plans and Reports, (b) the Service Contracts, (c) the Equipment Leases, (c) the Documents; and (d) a written list of any and all warranties or guaranties of which Seller has knowledge relating to the Property or the Improvements and enforceable by the Seller.

5.2 Copying of Seller Documents.  The Property Information is to be organized or segregated by Seller, and provisions will be made for Buyer and/or its agents or designees to access and copy such materials during normal business days and hours throughout its Due Diligence Period. The parties shall coordinate and reasonably cooperate in connection with Buyer's review and copying of the Property Information.

5.3 Due Diligence/Termination Right. Upon mutual execution of this Contract, Buyer shall have the right (i) to survey, inspect and investigate all aspects of the Property, including, without limitation, environmental and physical inspection(s) of the Property, zoning and development review, valuation, approval of the condition of the Property (the “Due Diligence Inspections”), (ii) to obtain the approval of all aspects of this transaction by Buyer and a special independent committee of Buyer’s board of directors (the “Board Special Committee”), which approval of Buyer and the Board Special Committee may be withheld in the exercise of their discretion, and (iii) to verify the availability of all consents, funds, financing, permits, approvals and/or other matters requiring the Board’s or third-party consent or approval necessary or deemed desirable by Buyer in connection with its planned acquisition, development and/or use of the Property.  Buyer shall be allowed twenty (20) days from the date of this Contract (the “Due Diligence Period”) to review the Property Information, review Seller’s title to the Property as provided in Article IV, perform the Due Diligence Inspections and satisfy its due diligence concerns.  If Buyer determines, in its sole but commercially reasonable opinion, that such due diligence matters are not acceptable to Buyer, Buyer may terminate this Contract by giving written notice of termination to Seller before the end of the Due Diligence Period, and identify to Seller the due diligence inspection information upon which Buyer’s determination is based.  Buyer may also terminate this Contract by giving written notice of termination to Seller at any time within twenty (20) days of the date hereof in the event the Board Special Committee fails to approve the transaction, which approval may be withheld in the exercise of its discretion.  Buyer and its agents and consultants shall be permitted reasonable access to the Property to perform the Due Diligence Inspections and shall hold Seller harmless from any physical condition of the Property and from any claim, loss or liability caused by Buyer or such agent or consultant to the extent arising from said inspections; provided, such indemnification shall not include any pre-existing condition of the Property except to the extent exacerbated by such entry.  Buyer shall promptly repair any damage caused to the Property by Buyer’s Due Diligence Inspections.  In the event Buyer terminates this Contract as provided in this Section 5.3, Buyer shall deliver to Seller copies of all surveys, reports, reviews, appraisals, and valuations obtained by Buyer during the Due Diligence Period.

5.4 Due Diligence Inspections.  Seller hereby grants to Buyer, its agents and contractors, subject to Buyer’s possessory interest in the Property under the Scrub Oak Master Lease, reasonable access to the Property during normal business hours to perform the Due Diligence Inspections, provided that Buyer (a) gives reasonable prior notice to Seller and coordinates with Seller as to the timing and nature of the survey, inspection, study or test to be performed, and (b) if requested by Seller, provides to Seller a certificate of insurance showing that Seller is named as an additional insured on Buyer’s commercial general liability insurance policy with a contractual liability endorsement covering Buyer’s indemnification obligations under this Contract with respect to such entry.  Buyer’s Due Diligence Inspections may include non-invasive land surveys and environmental inspections and tests for the presence of hazardous materials (but Buyer will obtain Seller’s approval, which approval shall not be unreasonably withheld, if the inspection or test could interfere with operation of the Property or involve any boring or physical damage thereto) reasonably required by Buyer in connection with Buyer’s due diligence (the “Due Diligence Inspections”).  Buyer shall keep the Property free and clear of any liens arising out of any Due Diligence Inspection, test or other entry onto the Property pursuant to this Contract.

After the end of the Due Diligence Period, Buyer and its agents and contractors shall be granted a continuing right of reasonable access to the Property and the right to examine the Property.  In the course of its activities, Buyer may make inquiries about the Property to third parties, including without limitation, municipal, local and other governmental officials and representatives, and Seller consents to such inquiries.

None of the provisions of this Section 5.4 will limit the rights of use that Buyer has as an existing lessee of the Property under the Scrub Oak Master Lease.

5.5 Continuing Operation by Seller.  From the Effective Date through the Closing, Seller will do the following:  (i) maintain the Property substantially in its current condition; (ii) operate the Property reasonably and consistent with Seller’s prior practice and applicable law; (iii) maintain the present policies of property insurance and commercial general liability insurance on the Property; (iv) comply with the requirements of any loans secured by mortgages encumbering the Property and make payments as required under any such loans, and (v) avoid entering into any new lease or Service Contract, or amend or terminate any Service Contract, affecting all or any part of the Property (except for default and except as otherwise provided below for termination of Service Contracts at the Closing that Buyer does not elect to assume), without the prior consent of Buyer (which will not be unreasonably withheld, conditioned or delayed).  Seller will provide to Buyer a true copy of the Service Contracts as part of the Property Information to the extent the Service Contracts are not already in the possession of Buyer.  Buyer will advise Seller in writing during the Due Diligence Period as to the Service Contracts that Buyer wishes to assume at Closing, and Seller will terminate, as of Closing, all other Service Contracts to which Seller is a party that Buyer does not elect to assume.

5.6 Scrub Oak Master Lease.  The parties will terminate the Scrub Oak Master Lease at Closing as to the Property in accordance with a Lease Termination Agreement in the form and content of Exhibit 2 to this Contract.

5.7 Seller and Buyer Cooperation Regarding Land Use.  To the extent required or permitted by applicable law, upon Buyer’s request Seller shall reasonably cooperate with Buyer’s efforts to obtain zone changes, agreements, approvals and permits related to Buyer’s proposed use of the Property; provided that neither the Property nor Seller shall be bound by any such change, agreement, approval or permit before the Closing.

5.8 Cooperation Generally.  Buyer and Seller shall reasonably cooperate with each other to satisfy the conditions of this Article V; provided that neither Buyer nor Seller shall be required to incur any cost or expense in providing such cooperation to the other party.

5.9 Conditions to Closing.  Closing will be conditioned on (a) Seller’s removal of the Objections and any Supplemental Objections or, if Seller is unwilling or unable to remove the Objections and Supplemental Objections, Buyer’s waiver of the Objections and Supplemental Objections (Section 4.3), (b) Buyer’s review of Seller’s Property Information (Section 5.3), (c) Buyer’s inspection of the physical condition of the Property (Sections 5.3 and 5.4), (d) Buyer’s obtaining any approval required by the Board Special Committee (Section 5.3), which shall be required and may be withheld in the discretion of the Board Special Committee; (e) the parties shall have terminated the Master Lease (Section 5.6); (f) Buyer and Aspen having entered into the Aspen Contract on terms satisfactory to Buyer and Aspen respectively regarding the Aspen Properties and closed the purchase and sale of said properties contemporaneously with the Closing; (pursuant to Sections 8.1(h) and 8.2(h)); and (g) such other conditions as are set forth in Sections 8.1 and 8.2 hereof (collectively, the "Conditions").  The Conditions under Sections 5.1, 5.2, 5.3, 5.4, and 5.5 are for the sole benefit of Buyer and may be waived or deemed satisfied in Buyer’s sole discretion.  The Conditions under Sections 5.6 and 5.7 are for the benefit of both Seller and Buyer and may be waived or deemed satisfied only if they both agree.  Buyer and Seller will use reasonable efforts to keep each other informed on the status of satisfaction of the Conditions.

ARTICLE VI

Representations, Warranties, Covenants and Agreements of Seller

6.1 Representations and Warranties of Seller. In reliance on Buyer’s representations set forth in Article VII, Seller represents and warrants to Buyer as of the Effective Date, and continuing thereafter until the Closing Date, that (as used in this Contract, the terms "knowledge" and "known" will have the meanings provided in Section 14.16):

(a) Ownership of Property.  Seller owns fee simple title to the Property subject to the Title Exceptions;

(b) Organization Existing and Standing of Seller.  Seller is a limited liability company, duly formed, in good standing and validly existing under the laws of the State of Utah, and qualified to do business and own real property within the State of Utah;

(c) Seller’s Authority.  Seller has the full right, power, and authority to sell and convey the Property and to carry out Seller’s obligations under this Contract and under any other documents and instruments executed by Seller pursuant hereto, and all requisite actions necessary to authorize Seller to enter into this Contract and to carry out Seller’s obligations hereunder and under any other documents and instruments executed by Seller pursuant hereto have been, or on the Closing Date, will have been, taken;

(d) Litigation and Claims.  To Seller’s knowledge, there is no litigation (pending or threatened) that pertains to the Property.  Except as otherwise disclosed to the Buyer as part of the Property Information, the Seller has not received written notice of any claims, actions, suits, or other proceedings pending by any governmental department or agency, or any other entity or person, pertaining to the Property;

(e) Conflict or Breach.  To Seller’s knowledge, the execution and delivery of this Contract, the consummation of the transaction herein contemplated, and the compliance with the terms of this Contract will not conflict with or, with or without notice or the passage of time, or both, result in a breach of, any applicable contract or governmental requirements pertaining to the Property or in a judgment, order, or decree of any court having jurisdiction over Seller or the Property.

(f) Absence of Liabilities.  To Seller’s knowledge, other than general property taxes for the year 2010 and other matters shown as Title Exceptions in the Title Commitment, there are no liabilities or obligations related to the Property which the Seller is obligated to satisfy on or before the Closing or any such liabilities and obligations which the Buyer may be obligated to satisfy after the Closing and which arise by, through or under the Seller;

(g) Hazardous Materials; Environmental Matters.  With respect to the Property, to Seller’s knowledge and except for matters disclosed in the environmental reports and studies that Seller provided as part of the Property Information or that Buyer obtains during the Due Diligence Period, (i) the Property is in material compliance with all applicable federal, state and local laws and regulation relating to environmental contamination, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting hazardous materials (as defined below); (ii) Seller has not caused or authorized, and does not have knowledge of, the presence or release or threat of release of any hazardous material in, on, under, or migrating to or from the Property, or received any notice or other information, whether written or oral from any governmental agency or authority or any other entity or individual, whether governmental or private, concerning or alleging any liability of the Seller or other persons or entities with respect to the environmental condition of the Property or any adjacent property; and (iii) there are no present facts or existing circumstances that could form the basis for the assertion of any claim against Seller or the Property relating to environmental matters, including, without limitation, any claim arising from past or present environmental practices asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”) or any other federal, state or local environmental statute.  For purposes of this paragraph, the term “hazardous materials” means materials defined as “hazardous substances”, “hazardous wastes” or “solid wastes” in CERCLA, RCRA or in any similar federal, state or local environmental statute (provided, that the term “hazardous materials” will not be deemed to include any cleaning products and/or other materials which may be hazardous materials under applicable environmental laws but are customarily used in the operation and maintenance of office and industrial property and are in ordinary quantities and used in accordance with all applicable environmental laws);

(h) Unrecorded Contracts and Agreements.  To Seller’s knowledge, other than the Service Contracts, and the Equipment Leases, there are no unrecorded contracts entered into by Seller and affecting the Property that will be binding on Buyer as fee owner from and after the Closing.  To Seller’s knowledge, there are no leases, licenses or occupancy agreements entered into by Seller and affecting any of the Property other than the Scrub Oak Master Lease;

(i) Defects.  Except as otherwise referenced herein, Seller has no knowledge of any existing and material physical or mechanical defects, adverse physical or environmental conditions or other adverse matters pertaining to the High Rise property, and the improvements thereon, not specifically disclosed to Buyer in writing at or before the time of Seller’s delivery of Property Information in the Due Diligence Period.  Except as otherwise referenced herein, Seller has no knowledge of any adverse environmental conditions pertaining to the Kress property, and the improvements thereon, not specifically disclosed to Buyer in writing at or before the time of Seller’s delivery of Property Information in the Due Diligence Period;

(j) Special Proceedings, Notices of Violation.  There is not now pending nor, to Seller’s knowledge, are there any proposed or threatened proceedings for the rezoning of the Property, or any portion thereof, that are known to Seller. Seller has no knowledge of any existing and material violation of any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance or regulation relating to the maintenance, operation or use of the Property and has not received any written notice of any such purported violation;

(k) Compliance with CCR’s, Other Matters.  To Seller’s knowledge, Seller is in compliance with the terms and provisions of any covenants, conditions, restrictions, rights-of-way or easements affecting the Property;

(l) Agreements with Third Parties.  To Seller’s knowledge, Seller has not entered into any written agreement currently in effect with a third party, including, without limitation, any governmental authority, relating to the Property, and Seller has received no notice and otherwise has no knowledge of any restrictions on the ability of the Seller to develop or expand any portion of the Property in the future, other than (1) as may be set forth in zoning and other applicable laws, ordinances, rules and regulations, and (2) as may exist by operation of any provision of any Title Exception or by virtue of the Scrub Oak Master Lease;

(m) Service Contracts.  To Seller’s knowledge, and except as may otherwise be disclosed to Buyer at the time of Seller’s delivery of Property Information at the start of the Due Diligence Period, Seller has not entered into any maintenance, fire alarm, inspection, repair, pest control or other service or supply contracts (including, without limitation, janitorial, landscaping, or other service contracts agreements), or equipment rental agreements relating to the Property that could create any obligation or liability on the part of Buyer (as fee owner), after the Closing, other than the Service Contracts (copies of which have been provided or will be provided to Buyer with the Property Information);

(n) Subsequent Liens.  At the Closing, there will be no outstanding contracts made by Seller for any improvements to the Property that have not been fully paid, and Seller shall cause to be discharged all mechanics’, contractors’ and materialmen’s liens arising from any labor or materials furnished prior to Closing under contracts made by Seller, which pertain to the Property.  At Closing, there will be no outstanding obligations of Seller which, if unpaid, could result in a lien on the Property;

(o) Legal Parcels.  To Seller’s knowledge, Seller has received no notice and has no information to suggest that any of the parcels constituting any portion of the Property have been created or modified in violation of any applicable subdivision laws, or do not constitute legal parcels for all purposes under current laws and regulations; and

(p) Nonforeign Status.  Seller is not a “foreign person” or “foreign entity” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and there is no federal or state requirement to withhold any portion of the Purchase Price for delivery to any taxing authority;

6.2 Covenants and Agreements of Seller.  From the Effective Date until the Closing Date or earlier termination of this Contract, Seller covenants and agrees with Buyer that Seller shall (i) comply with all applicable legal requirements pertaining to the Property to be complied with by Seller, (ii) advise Buyer promptly of any and all material litigation (commenced or threatened), or any arbitration or administrative hearing, that would be binding on the Property or that involves Seller’s ability to sell and convey the same to Buyer, (iii) advise Buyer promptly in writing of any written notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with transactions contemplated by this Agreement; and (iv) not, directly or indirectly, alienate, encumber, transfer, option, assign, sell, transfer or convey its interest or any portion of such interest in the Property or any portion thereof except pursuant to this Contract, so long as this Contract is in force.

6.3 Continuing Accuracy and Validity.  The continuing accuracy and validity in all respects of each of the representations, warranties, and covenants of Seller in this Contract shall be a Condition precedent to Buyer’s obligation to close and such representations, warranties, and covenants shall be deemed remade as of Closing.  Such representations, warranties and covenants shall survive Closing for a period of one (1) year and shall not be merged into any documents delivered at Closing.

6.4 No Implied Representations.  Except as otherwise specifically set forth above or elsewhere in this Agreement, and except for any representations or warranties in the Deed and other conveyance documents to be executed by Seller at Closing, the conveyance of the Property to Buyer is made solely on an AS IS and WHERE IS basis, without any representations or warranties by Seller or any agent or representative of Seller, expressed or implied.

ARTICLE VII

Representations and Warranties of Buyer

7.1 Representations and Warranties of Buyer.  Buyer represents to Seller, as of the Effective Date, and continuing thereafter until the Closing Date, that:

(a) Buyer’s Authority.  Buyer has the full right, power, and authority to purchase the Property as provided in this Contract, and to carry out Buyer’s obligations hereunder and under any other documents and instruments executed by Buyer pursuant hereto, and all requisite actions necessary to authorize Buyer to enter into this Contract and to carry out Buyer’s obligations hereunder and under any other documents and instruments executed by Buyer pursuant hereto have been, or on the Closing Date, will have been, taken, unless the transaction contemplated by this Contract is terminated prior to Closing;

(b) Buyer’s Corporate Status.  Buyer is a Utah corporation, authorized to transact business in the State of Utah, and is in good standing/current status in such state;

(c) Litigation and Claims.  To Buyer’s knowledge, there is no litigation (pending or threatened) that pertains to the Property.  Buyer has not received written notice of any claims, actions, suits, or other proceedings pending by any governmental department or agency, or any other entity or person, pertaining to the Property;

(d) Conflict or Breach.  To Buyer’s knowledge, the execution and delivery of this Contract, the consummation of the transaction herein contemplated, and the compliance with the terms of this Contract will not conflict with or, with or without notice or the passage of time, or both, result in a breach of, any applicable contract or governmental requirements pertaining to the Property or in a judgment, order, or decree of any court having jurisdiction over Buyer or the Property.

(e) Hazardous Materials; Environmental Matters.  With respect to the Property, to Buyer’s knowledge and except for matters disclosed in the environmental reports and studies that Seller provided as part of the Property Information or that Buyer obtains during the Due Diligence Period, (i)  the Property is in material compliance with all applicable federal, state and local laws and regulation relating to environmental contamination, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of hazardous materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting hazardous materials (as defined below); (ii) Buyer has not caused or authorized, and does not have knowledge of, the presence or release or threat of release of any hazardous material in, on, under, or migrating to or from the Property, or received any notice or other information, whether written or oral from any governmental agency or authority or any other entity or individual, whether governmental or private, concerning or alleging any liability of the Buyer or other persons or entities with respect to the environmental condition of the Property; and (iii) there are no present facts or existing circumstances that could form the basis for the assertion of any claim against Buyer or the Property relating to environmental matters, including, without limitation, any claim arising from past or present environmental practices asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”) or any other federal, state or local environmental statute.  For purposes of this paragraph, the term “hazardous materials” means materials defined as “hazardous substances”, “hazardous wastes” or “solid wastes” in CERCLA, RCRA or in any similar federal, state or local environmental statute (provided, that the term “hazardous materials” will not be deemed to include any cleaning products and/or other materials which may be hazardous materials under applicable environmental laws but are customarily used in the operation and maintenance of office and industrial property and are in ordinary quantities and used in accordance with all applicable environmental laws);

(f) Defects.  Buyer has no knowledge of any existing and material physical or mechanical defects, adverse physical or environmental conditions or other adverse matters affecting the Property;

(g) Special Proceedings, Notices of Violation.  There is not now pending nor, to Buyer’s knowledge, are there any proposed or threatened proceedings for the rezoning of the Property, or any portion thereof, that are known to Buyer. Buyer has no knowledge of any existing and material violation of any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance or regulation relating to the maintenance, operation or use of the Property, and has received no written notice of any such purported violation;

(h) Compliance with CCR’s, Other Matters.  To Buyer’s knowledge, Buyer is in compliance with the terms and provisions of any covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

7.2 Continuing Accuracy and Validity.  The representations and warranties in Section 7.1(c) through (h) are provided to Seller solely to assure that the Seller will not have liability under Section 6.1 for matters that are within the knowledge of Buyer under Section 7.1 at or prior to Closing; such representations and warranties shall not be the basis for any claim against Buyer whether arising before or after closing, but may be used in defense of any claim asserted by Buyer against Seller under Section 6.1.  The continuing accuracy and validity in all respects of each of the representations, warranties, and covenants of Buyer in this Contract shall be a Condition precedent to Seller’s obligation to close and such representations, warranties, and covenants shall be deemed remade as of Closing provided, however, that any matters disclosed by Buyer or that become known to Seller under Section 7.1(c) through (h) after the Effective Date of the Contract shall not be a condition to Seller’s obligation to close if (i) Buyer still desires to close, and (ii) agrees in writing to waive any claim against Seller based upon such disclosures of new matters after the Effective Date of this Contract.  Such representations, warranties and covenants shall survive Closing for a period of one (1) year and shall not be merged into any documents delivered at Closing.

7.3 No Implied Representations.  Except as otherwise specifically set forth above or elsewhere in this Agreement, neither Buyer nor any agent or representative of Buyer makes any representations or warranties to Seller relating to the Property, expressed or implied.

ARTICLE VIII

Conditions Precedent to Buyer’s and Seller’s Performance

8.1 Conditions to Buyer’s Obligations.  Buyer’s obligations to close the purchase of the Property under this Contract are subject to the satisfaction of each of the following conditions (any of which may be waived in whole or in part in writing by Buyer at or prior to the Closing Date for the Property):

(a) The Conditions in this Contract for the benefit of Buyer have been satisfied or waived in writing by Buyer; and

(b) All representations, warranties, and covenants of Seller in this Contract are  true and accurate and free of violation; and

(c) No event which could reasonably be expected to have a material adverse effect on the Property or its value shall occur after expiration of the Due Diligence Period, and Buyer has not first discovered any fact after expiration of the Due Diligence Period that could not with reasonable diligence have been discovered during the Due Diligence Period and which fact could reasonably be expected to have a material adverse effect on the Property or its value; and

(d) At the Closing, there will be no outstanding contracts made by Seller for any improvements to the Property that have not been fully paid, and all mechanics’, contractors’ and materialmen’s liens arising from any labor or materials furnished prior to Closing relating to contracts made by Seller for any improvements to the Property Seller will have been discharged by Seller; and

(e) The Title Company shall be ready, willing and able to issue the owner’s Title Policy in the form required herein on the Closing Date; and

(f) Seller shall have delivered or caused to be delivered to the Title Company the documents and instruments required herein to be delivered by Seller at Closing; and

(g) Seller shall have caused the Title Company to issue the Title Policy to Buyer without exception for those Trust Deeds, instruments and agreements with affirmative coverage shown in exception numbers 14, 19, 25 and 26 of the Title Commitment, with affirmative coverage in the form of the Title Policy endorsement attached to Exhibit 11 with respect to such Trust Deeds, instruments and agreements; and

(h) Contemporaneously with the Closing, Buyer and Aspen Country shall have closed the sale by Aspen Country to Buyer of the Aspen Properties pursuant to the terms of the Aspen Contract.

8.2 Conditions to Seller’s Obligations.  Seller’s obligations to proceed with the sale of the Property under this Contract are subject to the satisfaction of each of the following conditions (any of which may be waived in whole or in part in writing by Seller at or prior to the Closing Date for the Property):

(a) The Conditions in this Contract for the benefit of Seller have been satisfied or waived in writing by Seller; and

(b) All representations, warranties, and covenants of Buyer in this Contract are  true and accurate and free of violation to the extent such matters remain conditions to Closing as provided in Section 7.2 above; and

(c) Buyer will have deposited the Purchase Price in escrow with Escrow Holder, less a credit for the balance owed on any Loan as of the Closing; and

(d) Buyer shall have delivered or caused to be delivered to the Title Company the documents and instruments required herein to be delivered by Buyer at Closing; and

(e) Buyer and Seller shall have terminated the Scrub Oak Master Lease with respect to the Scrub Oak Property pursuant to the Lease Termination Agreement; and

(f) Buyer shall execute and deliver to Seller and Title Company an Agreement to Reconvey Trust Deeds in the form of Exhibit 9 to this Contract, and shall execute, and acknowledge and deliver to Seller an Assignment of Trust Deed (Without Warranty), pursuant to such Agreement to Reconvey Trust Deeds, in the form of Exhibit 10 attached hereto for each of those certain Trust Deeds identified on Schedule B – Section 2 of the Title Commitment as Exception Nos. 14, 19, and 26;

(g) Buyer shall execute, acknowledge, and deliver to Buyer an Agreement to Reconvey Trust Deeds in the form of Exhibit 9 attached hereto and

(h) Contemporaneously with the Closing, Buyer and Aspen shall have closed the sale by Aspen Country to Buyer of the Aspen Properties pursuant to the terms of the Aspen Contract.

8.3 Failure of Conditions Precedent to Buyer’s Obligations.  In the event that any of the conditions precedent to the obligations of Buyer are not (i) satisfied on or prior to the Closing Date for the Property (or such earlier time as may be specified in this Contract) or (ii) deemed satisfied or waived by Buyer, then Buyer will have the right to terminate this Contract and/or pursue any other right or remedy provided herein.

8.4 Failure of Conditions Precedent to Seller’s Obligations.  In the event that any of the conditions precedent to the obligations of Seller are not (i) satisfied on or prior to the Closing Date for the Property (or such earlier time as may be specified in this Contract) or (ii) waived in writing by Seller, then Seller will have the right to terminate this Contract and Seller shall have no other right or remedy against Buyer arising out of this Contract or by reason of the termination of the proposed sale transaction.

ARTICLE IX

Closing

9.1 Date and Place of Closing.  Closing shall take place in the main commercial office of Escrow Holder and will be handled by Terri Murphy as escrow officer (or as is mutually acceptable to Buyer and Seller), as soon as practicable after written satisfaction or waiver of the Conditions in this Contract, but no later than December 30, 2010.  The parties need not be physically present at the Closing.

9.2 Items to be Delivered at the Closing.

(a)           Seller's Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Buyer, or to the Title Company as Escrow Holder, the following items:

(i) a Utah statutory special warranty deed (the “Deed”) to the Property, in the form attached as Exhibit 4, in recordable form, duly executed and acknowledged by Seller;
(ii) a Utah statutory quit claim deed, in recordable form, duly executed and acknowledged by Seller, quit claiming to Buyer, the “Overall Legal Description” of the Property as set forth on the ALTA/ACSM Land Title Survey prepared by Horrocks Engineers, Project No. PG-013-1003, dated May 4, 2010;

(iii) an ALTA Affidavit, in such form as is acceptable to Seller and required by the Title Company to issue “extended coverage” title insurance, and such other items reasonably requested by the Title Company as administrative requirements for consummating the Closing;

(iv) a Non-foreign Affidavit, in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (“FIRPTA”), substantially in the form attached as Exhibit 5 to this Contract;

(v) an Assignment of Agreements and Transfer of Assets, in the form attached as Exhibit 7 to this Contract (“Bill of Sale/Assignment”), conveying the Service Contracts that Buyer may agree to assume and the Transferred Assets;

(vi) duplicate originals of the Lease Termination Agreement, in the form attached as Exhibit 2, duly executed and acknowledged by Seller;

(vii) any other documents, instruments or agreements called for hereunder which have not been previously delivered or which are reasonably required by the Title Company (such as evidence of authorization of the transaction) to close the transaction as contemplated by this Contract.  A copy of the documentation evidencing the authorization of the transaction will be provided to Buyer.

(b) Buyer's Deliveries.  At the Closing, Buyer shall deliver to Seller, or to the Title Company as Escrow Holder, the following items:

(i) the Purchase Price (subject to credits for the Earnest Money Deposit);

(ii) one or more promissory notes as required by Seller to evidence any deferred portion of the Purchase Price under Section 3.1;

(iii) the acceptance of the Assignment of Leases and of the Assignment/Assumption;

(iv) duplicate originals of the Lease Termination Agreement, in the form attached as Exhibit 2, duly executed and acknowledged by Buyer; and

(v) any other documents, instruments or agreements called for hereunder which have not been previously delivered or which are reasonably required by the Title Company (such as evidence of authorization of the transaction) to close the transaction as contemplated by this Contract.  A copy of the documentation evidencing the authorization of the transaction will be provided to Seller.

(c) Waiver of Time Periods at Closing.  In the event the Closing shall take place prior the expiration of the Due Diligence Period and the time for the parties to address the Title Exceptions and the Objections pursuant to Article IV, Seller and Buyer shall executed and deliver to each other a mutually satisfactory agreement closing all such time periods and defining the Permitted Exceptions for the  purposes of this Contract.

9.3 Prorations, Adjustments.

(a) Except as otherwise provided below, all income from the Property (“Income”) and all ad valorem real property taxes, current installments of any assessments, personal property taxes, utility expenses, and other operating expenses of the Property  (“Expenses”) will be prorated and adjusted between the parties as of the Closing Date, so that  (a) all expenses prepaid by Seller and not yet accrued and all accrued but not yet paid Income will be credited to Seller; and (b) all accrued but not yet paid Expenses other than any Expenses Buyer is required to pay under the Scrub Oak Master Lease and all prepaid but not yet accrued Income will be credited to Buyer.  Without limiting the generality of the foregoing, any advance payment of rent, refundable deposits, and advance payment of reimbursable utility or other expenses and other charges under the Scrub Oak Master Lease, and any nonrefundable cleaning fees and other similar fees relating to the occupancy of premises in the Property shall be assigned and delivered to Buyer (or shall be prorated and charged and credited between the parties) as of the Closing Date.

(b) The parties will attempt to have utility meters read as of the Closing Date, and Seller will be responsible for all utility Expenses up to the Closing Date other than any Expenses Buyer is required to pay under the Scrub Oak Master Lease, and Buyer will be responsible for all utility Expenses from and after the Closing Date.  To the extent that this is not possible and to the extent that any other obligation for continuing services is incurred, and statements are rendered for such services covering periods both before and after the Closing Date, the amount shall be adjusted between the parties as of the Closing Date on a time elapsed basis.  Seller shall forward all such statements which are proper statements to Buyer and Buyer shall pay the same.  Seller shall remit to Buyer its proportionate share immediately upon demand.

(c) Seller shall be responsible for and shall pay or reimburse Buyer upon demand for any real or personal property taxes payable following the Closing applicable to any period of time prior to the Closing Date as a result of any change in the tax assessment by reason of reassessment, errors by the tax assessor or changes occurring before the Closing Date in use or ownership of the Property.  To extent the payment of taxes and assessments is an obligation of tenant under the Scrub Oak Master Lease and the tenant has not made any deposit or payment to Seller with respect to such matter, such taxes and assessments will not be prorated between Buyer and Seller.

(d) If any post-Closing reconciliation or adjustment is required between the parties pursuant to this Agreement (because of an adjustment or prorate that is done on an estimated basis, or otherwise), the parties will reasonably co-operate with each other to provide the information needed for such reconciliation and adjustment, and will promptly do the reconciliation and adjustment when the information is available to do so.

(e) Buyer shall pay the recording or filing fees for the Deed and the Assignment of Leases.

(f) Seller shall pay the cost of a standard coverage Title Policy in the amount of the Purchase Price in favor of Buyer and the cost of extended coverage, if obtainable and desired by Buyer, on the Title Policy.  In the event Buyer elects not to obtain title insurance for the Kress Building Parcel under the Policy, any premiums that would have been paid by Seller under the preceding sentence shall be made available to Buyer for payment of other expenses of the Title Policy and Closing.

(g) Seller and Buyer shall pay one-half of the escrow and closing fees charged by the Escrow Holder.  If any other closing costs not specifically provided for herein are due at Closing, such other costs shall be paid by Buyer.

9.4 Possession at Closing.  Seller will deliver possession of the Property to Buyer at the Closing, together with all keys, alarm and entry codes, guaranties, warranties and indicia of ownership held by Seller.

ARTICLE X

Casualty or Condemnation

Seller agrees to give Buyer prompt notice of any fire or other casualty affecting any of the Property or any actual or threatened taking or condemnation of all or any portion of any of the Property.  If prior to the Closing, there shall occur:

(a) damage to any Property caused by fire or other casualty which is of any substantial nature; or

(b) the taking or condemnation of all or any portion of any Property which would materially interfere with the intended use of the Property;

then, in such event, Buyer as its sole remedy may elect to terminate this Contract by written notice to Seller obtain a refund of the refundable portion of the Earnest Money Deposit, notwithstanding that the Due Diligence Period may have expired.

If before the Closing there occurs:

(a) damage to any portion of the Property caused by fire or other casualty which is of an insubstantial nature; or

(b) the taking or condemnation of all or any portion of any Property which would not materially interfere with the intended use of the Property;

then the following will apply:  (i) Seller shall not be required to restore the Property; (ii) Seller shall promptly notify Buyer after Seller becomes aware of the damage or taking; (iii) if the restoration would take more than 120 days to complete or if there are not assignable proceeds under an existing insurance policy that Seller can assign to Buyer at Closing that would be sufficient to pay the cost of restoration, Buyer may elect to terminate this Agreement pursuant to the first paragraph of this Article or Buyer may elect to proceed with the Closing and accept the Property AS IS and without restoration having been completed, in which case the parties will close this transaction and Seller will assign to Buyer Seller’s interest in the casualty or condemnation proceeds.

On any fire or other casualty that is not substantial or with respect to which, if substantial, Buyer does not elect to terminate this Contract, Seller will provide to Buyer a copy of the insurance policy covering the damage or other casualty.  In any event, the parties will reasonably co-operate with each other on the steps needed to settle the claim with the insurer (but Seller will not be required to incur any out-of-pocket expenses in doing so after the Closing).

If this Contract is not terminated in the event of a taking or casualty, the Purchase Price shall be reduced by the portion of the taking award or casualty insurance proceeds attributable to the portion of the Property taken or destroyed, as the case may be, except to the extent that such sums have been previously expended by Seller to repair or restore the Property (but Seller will not be obligated to do any such work, and Seller is not hereby agreeing to do any such repair or restoration).

ARTICLE XI

Defaults and Remedies

11.1 Buyer Default.  If all of the conditions to Buyer’s obligation to purchase the Property have been satisfied or waived by Buyer and if Buyer should fail to consummate the subject transaction for any reason other than Seller’s default, failure of a condition to Buyer’s obligation to close, or the exercise by Buyer of an express right of termination granted herein, Seller shall be entitled to (a) terminate the Contract and retain the Earnest Money Deposit as liquidated damages.

11.2 Seller’s Default.  If all of the conditions to Seller’s obligation to sell the Property have been satisfied or waived by Seller and if Seller should fail to consummate the subject transaction for any reason other than Buyer’s default, failure of a condition to Seller’s obligation to close, or the exercise by Seller of an express right of termination granted herein, Buyer shall be entitled to pursue any other remedy available to it at law or in equity, including (without limitation) the remedy of specific performance.

11.3 In General.  Except as specifically set forth in Sections 11.1 and 11.2, if either party does not perform any of its obligations hereunder, and if such breach is not cured within ten (10) days after written notice to the defaulting party specifying such breach, the non-defaulting party shall have all rights and remedies to which it may be entitled by law and under this Contract (including the right of the nondefaulting party to obtain specific performance against the defaulting party).

ARTICLE XII

Brokerage Commissions and Similar Fees

Each party represents and warrants to the other party that they have not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due or payable to any other party with respect to this transaction.  Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorney’s fees) resulting to the other party from a breach of the representation and warranty made by such party in this Article XII.  Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XII shall survive the Closing.

ARTICLE XIII

General Indemnity Obligations; Survival

13.1 Seller's Indemnity Obligations.  Seller hereby agrees to indemnify and hold Buyer harmless from and against:  (i) any loss, cost, liability or damage (“Losses”) suffered or incurred because any representation or warranty by Seller shall be false or inaccurate in any material respect (subject to the provisions of Section 14.16 below as to representations made to Seller’s knowledge); (ii) any Losses suffered or incurred because of any breach on the part of Seller of its obligations under this Contract (subject to the notice and cure provisions in Section 11.3); and (iii) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

13.2 Buyer's Indemnity Obligations.  Buyer hereby agrees to indemnify and hold Seller harmless from and against:  (i) any Losses to person or the improvements at the Property suffered or incurred by Seller as a result of Buyer’s or its agents’ entry onto the Property prior to Closing for purposes relating to the conduct of due diligence for the transaction contemplated by this Contract and not the Scrub Oak Master Lease (provided, however, in no event shall Buyer be responsible for any damage, loss or liability to the extent resulting from a condition existing at the Property prior to Buyer’s entry thereon), (ii) any Losses suffered or incurred because any representation or warranty by Buyer in Sections 7.1(a) and 7.1(b) shall be false or inaccurate in any material respect; (iii) any Losses suffered or incurred because of any breach on the part of Buyer of its obligations under this Contract (subject to the notice and cure provisions in Section 11.3 and subject to the provisions and limitations in Section 11.1, which will control as to the matters stated therein); and (iv) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.

13.3 Survival.  The warranties, representations and indemnity obligations under this Contract shall survive the Closing for a period of one (1) year.

13.4 No Sandbagging.  No party shall be liable under this Article for any Losses resulting from or relating to any inaccuracy in or breach of any representation or warranty in this Agreement if the party seeking indemnification for such Losses had actual or constructive knowledge of such inaccuracy or breach at or before Closing.

ARTICLE XIV

Miscellaneous

14.1 Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following addresses:

If to Seller:	If to Buyer:

Scrub Oak, LLC                                                                         Nu Skin International, Inc.
86 North University Ave, Suite 420                                                      75 West Center Street
Provo, UT  84601                                                                     Provo, UT  84601
Attn:  Brooke Roney                                                                              Attn:  Matt Dorny
Fax No.:  801-376-0097                                                                            Fax No.:  801-345-5026

With a copy to:	With a copy to:

Callister Nebeker & McCullough                                                                Stoel Rives LLP
Parkview Plaza I, Suite 600                                                                           201 So. Main St., Suite 1100
2180 South 1300 East	Salt Lake City, UT 84111
Salt Lake City, Utah 84106                                                                           Attn:  Thomas A. Ellison
Attn: Damon E. Coombs                                                                              Fax No.:  801-578-6999
Fax No:  801-746-8607

Any such notice shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid, in the U.S. Mail within the State of Utah, (b) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) Business Day after deposit with such courier, (c) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice to the appropriate facsimile number shown above so long as the transmitting facsimile machine registers a confirmation receipt and such receipt shows that the transmission was received during regular business hours at the recipient’s address (or if the transmission receipt shows delivery after such business hours, then the notice sent by facsimile will be deemed to be effective on the next Business Day of the recipient), or (d) sent by personal delivery.  The above addresses and facsimile numbers may be changed by written notice to the other party.  Copies of notices are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

14.2 Governing Law.  This Contract is being executed, delivered, and is intended to be performed in the State of Utah and the laws of Utah shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein.

14.3 Entirety and Amendments.  This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Property (including, without limitation, the letter of intent signed by the parties and all other prior written and oral communications), and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

14.4 Disclaimers.  No provision of this Contract or previous (or subsequent) conduct or activities of the parties will be construed:  (i) as making either party an agent, principal, partner or joint venturer with the other party or as empowering either party to bind the other party to any contract or agreement, or (ii) as making either party responsible for payment or reimbursement of any costs incurred by the other party (except as may be expressly set forth herein or in its attached exhibits).

14.5 Time of Essence.  TIME IS OF THE ESSENCE of each and every provision of this Contract.

14.6 Counterpart Execution; Telecopy or PDF.  This Contract may be executed simultaneously or in separate counterparts, and any of the parties to this Contract may execute the Contract by signing counterpart signature pages.  Signatures transmitted by telecopy or as emailed PDF copies shall be binding as originals.  This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same contract.

14.7 Exhibits.  The exhibits and Schedule which are referenced in, and attached to, this Contract are incorporated in, and made a part of, this Contract for all purposes.

14.8 Binding Effect.  This Contract shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors, and assigns, but Buyer will not, prior to the Closing Date, assign, subcontract or otherwise transfer any interest (voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of Seller; provided, that Buyer will have the right to assign its rights and obligations under this Agreement to Buyer’s Designee or to any other corporation, limited liability company, or other entity which is controlled by, or is under common control with, Buyer (the “Permitted Transferee”).  Assignment of this Agreement by a party will not release the party’s liability to the other party under this Agreement.

14.9 Attorney’s Fees.  If either party hereto employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorney’s fees and including reasonable attorneys’ fees on any appeal, on any petition for review, or in bankruptcy, or in connection with any action for rescission, in addition to all other sums provided by law.

14.10 No Third Party Beneficiary.  This Contract is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary.

14.11 Use of Pronouns.  The use of the neuter singular pronoun to refer to Seller and Buyer shall be deemed a proper reference, even though Seller or Buyer may be an individual, partnership or a group of two or more individuals.  The necessary grammatical changes required to make the provisions of this Contract apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

14.12 Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any exhibits or amendments hereto.

14.13 Partial Invalidity.  If any term or provision of this Contract or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Contract, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Contract shall be valid and be enforced to the fullest extent permitted by law.

14.14 Waivers.  No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

14.15 Legal Effect.  THIS IS A LEGALLY BINDING CONTRACT.  ALL PARTIES SHOULD SEEK ADVICE OF COUNSEL BEFORE EXECUTING THIS CONTRACT.

14.16 Disclosure Duties. The following provisions will govern the disclosure duties of the parties.

(a) Seller’s Duty to Disclose.  As used in this Contract, the terms “known” or “knowledge” as applied to Seller mean actual (not constructive) knowledge or lack of knowledge of Brooke B. Roney, Blake M. Roney, Steven J. Lund and Sandra N. Tillotson (only), and shall absolutely not require any independent investigation or any inquiry of other employees or agents of Seller.

If Seller obtains actual knowledge prior to the Closing of a fact which would make any of the representations and warranties of Seller in this Contract false or inaccurate in any material respect, Seller will notify Buyer of such fact (except that this sentence will not apply to matters as to which Seller's knowledge originates from any communication of information by Buyer to Seller or any environmental assessments or other due diligence investigations performed by Buyer).

(b) Buyer’s Duty to Disclose.  As used in this Contract, the terms “known” or “knowledge” as applied to Buyer mean actual (not constructive) knowledge or lack of knowledge of the present directors and officers of Buyer and Buyer’s Affiliates (other than Blake M. Roney, Steven J. Lund and Sandra N. Tillotson), or any other present employee of Buyer or Buyer’s Affiliates who would reasonably be expected to have particular knowledge about the subject matter of the relevant representation or warranty and would reasonably be expected to report such matter to an officer or director of his or her employer with responsibility over the subject matter of the representation or matter required to be disclosed, and shall absolutely not require any independent investigation or any inquiry of other employees or agents of Buyer or Buyer’s Affiliates.

If Buyer obtains actual knowledge prior to the Closing of a fact which would make any of the representations and warranties of Buyer in this Contract false or inaccurate in any material respect, Buyer will notify Seller of such fact, (except that this sentence will not apply to matters as to which Buyer's knowledge originates from any communication of information by Seller to Buyer).

14.17 Work Product.  If this transaction does not close for any reason, Buyer will deliver to Seller the Property Information that Seller delivered to Buyer and any written reports, assessments, surveys, studies or other written work product obtained by Buyer from third parties about the Property; provided, that any confidential and proprietary information of Buyer or being provided to Buyer in such work product may be redacted from such work product.  Such turnover of work product is without representation by Buyer as to the accuracy or reliability of such materials or any conclusions or recommendations made therein or Seller’s right to rely thereon.

14.18 Response to Requests and Communications.  Each party will use commercially reasonable efforts to respond promptly to requests and communications from the other party on matters requiring a decision, action or response under the terms of this Contract.

14.19 Saturday, Sunday and Legal Holidays.  If the time for performance of any of the terms, conditions and provisions of this Agreement shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.   As used in this Agreement, the expression (i) ”business day” means every day other than a nonbusiness day, and (ii) ”nonbusiness day” means a Saturday, Sunday or legal holiday in the State of Utah.  In any case where a payment is due, an act is to be performed, a notice is to be delivered or a period expires under this Agreement on a nonbusiness day, such occurrence shall be deferred until the next succeeding business day.

14.20 Public Announcements.  No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by Seller without the prior written consent of Buyer, except as may be required by law or court order (in which case Seller shall notify Buyer before to making such public announcement and will provide a copy to Buyer of the intended public announcement).

14.21 Exchange.  Notwithstanding any other provision of this Agreement, each party will have the right to arrange and effect a closing of the conveyance of the Property to Buyer in connection with a simultaneous or non-simultaneous exchange for other property of like kind pursuant to Section 1031 of the Internal Revenue Code of 1986 as amended (the “Code”), and the other party will cooperate in such exchange, provided that (1) neither party shall be obligated to accelerate or delay Closing in order to facilitate an exchange; and (2) neither party shall be required to take title to any exchange property or to incur any expense, risk or liability in effecting such exchange.  The party arranging an exchange will prepare the documents required to effect the exchange and pay any additional closing, title and escrow costs incurred in connection with the exchange (to the extent not paid by the third party which sells or buys  the exchange property).  The conveyance of the Property to Buyer is not conditioned upon either party’s ability to effect an exchange.

References in this Agreement to “Seller” and “Buyer” are solely for purposes of naming the parties.  Such terms of reference to the parties, or to this transaction as a “sale” or “purchase” transaction, shall not be construed to affect the transaction as a property exchange transaction if Buyer effects the property exchange.

14.22 Further Assurances.  Each party will, whenever reasonably requested by the other party, execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered such further instruments and documents as may be reasonably necessary and appropriate in order to convey the Property to Buyer at Closing and to carry out the intent and purpose of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

           IN WITNESS WHEREOF, each party has caused this instrument to be duly executed by the authorized representatives of the party as of the date first set forth above.

SELLER:

SCRUB OAK, LLC, a Utah limited liability company

By:/s/Brooke B. Roney
Brooke B. Roney
Manager

BUYER:

NU SKIN INTERNATIONAL, INC., a Utah corporation

                     By:  /s/D. Matthew Dorny
D. Matthew Dorny
Vice President

EXHIBITS AND ATTACHMENTS

EXHIBIT 1                           Legal Description of the Real Property
EXHIBIT 2                           Form of Lease Termination Agreement
EXHIBIT 3                           Objections
EXHIBIT 4                           Form of Deed
EXHIBIT 5                           Form of Non-Foreign (FIRPTA) Affidavit
EXHIBIT 6                           [Intentionally deleted]
EXHIBIT 7                           Form of Bill of Sale/Assignment
EXHIBIT 8                           Form of Buyer’s Promissory Note
EXHIBIT 9                           Form of Agreement to Reconvey Trust Deeds
EXHIBIT 10                         Form of Assignment of Trust Deed (Without Warranty)
EXHIBIT 11      Form of Affirmative Coverage Endorsement to Title Policy

SCHEDULE #1  - Allocation of Purchase Price

EXHIBIT 1

LEGAL DESCRIPTION OF THE LAND

PARCEL 1:
A.P.N.: 04-060-0007

BEGINNING AT THE NORTHEAST CORNER OF BLOCK 65, PLAT “A”, PROVO CITY SURVEY OF BUILDING LOTS; THENCE WEST 71 FEET; THENCE SOUTH 106 FEET; THENCE EAST 71 FEET; THENCE NORTH 106 FEET TO THE PLACE OF BEGINNING.

ALSO BEGINNING 106 FEET SOUTH FROM THE NORTHEAST CORNER OF BLOCK 65, PLAT “A”, PROVO CITY SURVEY OF BUILDING LOTS; THENCE SOUTH 93.54 FEET TO THE SOUTH LINE OF LOT 7 OF SAID BLOCK 65; THENCE WEST 144 FEET; THENCE NORTH 93.54 FEET; THENCE EAST 144 FEET TO THE PLACE OF BEGINNING.

TOGETHER WITH A RIGHT-OF-WAY OVER THE FOLLOWING:

BEGINNING 132 FEET WEST OF THE SOUTHEAST CORNER OF LOT 7, BLOCK 65, PLAT "A", PROVO CITY SURVEY OF BUILDING LOTS; THENCE NORTH 93.54 FEET; THENCE EAST 31 FEET; THENCE NORTH 12 FEET; THENCE WEST 55 FEET; THENCE SOUTH 105.54 FEET; THENCE EAST 24 FEET TO THE PLACE OF BEGINNING.

AS CREATED BY WARRANTY DEED ENTRY NO. 2097, IN BOOK 350, AT PAGE 434, IN THE OFFICE OF THE RECORDER, UTAH COUNTY, UTAH.

PARCEL 2:
A.P.N.: 04-061-0008

COMMENCING AT THE SOUTHWEST CORNER OF BLOCK 66, PLAT “A”, PROVO CITY SURVEY; THENCE NORTH 398.74 FEET; THENCE EAST 170 FEET; THENCE SOUTH 233 FEET; THENCE WEST 44.14 FEET; THENCE SOUTH 0°18’34” WEST 165.74 FEET; THENCE WEST 125 FEET TO THE POINT OF BEGINNING.

EXHIBIT 2

LEASE TERMINATION AGREEMENT
(Scrub Oak Master Lease Agreement)

THIS LEASE TERMINATION AGREEMENT (“Agreement”) is made and entered into as of the 30th day of December, 2010 (“Effective Date”) by and between SCRUB OAK, LLC, a Utah limited liability company, having a mailing address at 86 North University Ave., Suite 420, Provo, Utah 84601 (“Landlord”) and NU SKIN INTERNATIONAL, INC., a Utah corporation, having a mailing address 75 West Center Street, Provo, Utah 84601 (Tenant”).

RECITALS:

A.Landlord is the owner of those certain parcels of real property identified on the attached Exhibit A and all improvements constructed thereon, located in the City of Provo, Utah County, State of Utah (the “Premises”).

B.On or about January 16, 2003, Landlord and Tenant entered into that certain Mater Lease Agreement, January 16, 2003 (the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the Premises.

C.Concurrently with the execution of this Agreement, Tenant is purchasing from Landlord substantially all of the Premises pursuant to the provisions of a Real Estate Agreement of Purchase and Sale (the “Purchase Agreement”) dated the Effective Date.

D.Tenant and Landlord desire to terminate the Lease, on the terms and provisions herein set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree as follows:

1.Recitals/Exhibits.  Recitals A through D above and Exhibit A attached hereto are by this reference incorporated herein and made a part of this Agreement.

2.Termination of the Lease.  The Lease is hereby unconditionally terminated as of the Effective Date and, except as expressly set forth in this Agreement, Landlord and Tenant are released and discharged from every obligation set forth in the Lease; provided, that the indemnification obligations of Tenant to Landlord accrued prior to the Effective Date, if any, pursuant to Sections 4.3 and 16.1 of the Lease, and the indemnification obligations of Landlord to Tenant accrued prior to the Effective Date, if any, pursuant to Section 16.2 of the Lease shall survive the termination of the Lease with respect to indemnification against claims asserted against Landlord, Tenant or the other indemnified persons named in such Sections of the Lease by persons or entities other than Landlord or Tenant.

3.           Prorations/Security Deposit.  Rent, real property taxes and other amounts paid or payable by Tenant with respect to the Premises pursuant to the provisions of the Lease shall be prorated and adjusted between Landlord and Tenant as of the Effective Date in accordance with the provisions of the Lease, except as provided in the Purchase Agreement to the contrary.    Any security deposit paid by Tenant pursuant to the provisions of the Lease shall be refunded to Tenant by Landlord on the Effective Date.

4.           Interpretation.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.  The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provisions of this Agreement.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  Time is of the essence.  The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against, including without limitation the drafting party, any of the parties.

5.           Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one in the same instrument.

6.           Attorneys Fees.  If any action between the parties is brought because of any breach of or to enforce or interpret any of the provisions of this Agreement, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys fees and court costs incurred in connection with such action, the amount of which shall be fixed by the court and made a part of any judgment rendered.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

LANDLORD:                                       TENANT:

SCRUB OAK, LLC,                                       NU SKIN INTERNATIONAL, INC.,
a Utah limited liability company,                                 a Utah corporation,

By _______________________________                           By __________________________________
      Its ____________________________                                  Its _______________________________

STATE OF UTAH                                      )
) ss.
COUNTY OF UTAH                                      )

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by _____________________________, the ___________________ of SCRUB OAK, LLC, a Utah limited liability company.

_______________________________________
NOTARY PUBLIC

STATE OF UTAH                                      )
) ss.
COUNTY OF UTAH                                      )

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by __________________________________, the _______________________ of NU SKIN INTERNATIONAL, INC., a Utah corporation.

_______________________________________
NOTARY PUBLIC

EXHIBIT 3

OBJECTIONS
Buyer objects to the following standard exceptions listed as items 1-7 below and requests the removal of the same in association with Buyer’s receipt of an extended ALTA owner’s policy:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interest or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easements or encumbrances which are not shown by the public records.

4.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments and any other facts which a correct survey would disclose, and which are not shown by public records.

5.	Patented and unpatented mineral and/or mining claims; reservations or exceptions in patents or in Acts authorizing the issuance thereof, water rights, claims or title to water.

6.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

7.
Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires of record for value the estate or interest or mortgage thereon covered by this commitment.

Buyer objects to the following as written and requests that such exceptions be revised to note “….taxes assessed and paid in full in the amount….”:

8.	2010 general property taxes were paid in the amount of $21,513.20 . Tax Parcel No. 04-060-0007(Parcel 1)

9.	2010 general property taxes were paid in the amount of $231,084.11 . Tax Parcel No. 04-061-0008 (Parcel 2)

Buyer objects to the following and requests that it be deleted or revised to state that there are no charges or assessments outstanding or due and payable as of the date of Closing:

10.	Any charge upon the land by reason of its inclusion in Provo City. (Parcel 2)

Buyer objects to the following as the same shall be released and reconveyed pursuant to the terms of a separate agreement by and between Buyer, Seller and Title Company:

11.
Deed of Trust with Assignment of Rents and Security Agreement dated October 09, 1990 by and between Boyer Center Street, Ltd., a Utah limited partnership as Trustor in favor of Valley Bank and Trust Company as Trustee and Valley Bank and Trust Company as Beneficiary, to secure an original indebtedness of $5,800,000.00 and any other amounts or obligations secured thereby, recorded October 11, 1990 as Entry No. 33762 in Book 2730 at Page 835 of the official records of the Country Recorder for Utah County, State of Utah.

12.
Notice and Assignment of U D A G Grant Agreement and U D A G Loan Agreements dated October 09, 1990 by and between Boyer Center Street Ltd., a Utah limited partnership and Valley Bank and Trust Company recorded October 11, 1990 as Entry No. 33764 in Book 2730 at Page 856 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

13.
Notice and Memorandum of Loan Modification and Extension Agreement dated March 10, 1993 by and between Boyer-Center Street Associates, Ltd., a Utah limited partnership and Valley Bank and Trust Company, National Association recorded March 30, 1993 as Entry No. 18462 in Book 3112 at Page 652 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

14.
A Substitution of Trustee recorded October 20, 1993 as Entry No. 73902 in Book 3273 at Page 24 of the official records of the Country Recorder for Utah County, State of Utah, wherein Michael D. Smith, a member of the Utah State Bar was substituted as Trustee under said Deed of Trust. (Parcel 2)

15.
According to the official records of the Country Recorder for Utah County, State of Utah, the Beneficial Interest of Bank One, Utah, National Association, formerly known as Valley Bank and Trust Company under said Deed of Trust was assigned to Nu Skin International, Inc., a Utah corporation by that certain Assignment recorded October 20, 1993 as Entry No. 73903 in Book 3273 at Page 26 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

16.
Agreement for Substitution of Liability dated January 27, 1995 by and between Boyer Center Street, Ltd., a Utah limited partnership, Scrub Oak, Ltd., a Utah limited partnership and Nu Skin International, Inc., a Utah corporation recorded January 30, 1995 as Entry No. 5701 in Book 3611 at Page 751 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

17.
A Subordination Agreement, wherein the lien of the Deed of Trust with Assignment of Rents and Security Agreement shown herein-above was subordinated to the Trust Deed With Assignment of Rents recorded October 11, 1990 as Entry No. 33768 in Book 2730 at Page 867 of the official records of the Country Recorder for Utah County, State of Utah. Said Subordination Agreement recorded January 30, 1995 as Entry No. 5703 in Book 3611 at Page 757 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

Buyer objects to the following as the same have expired and are no longer in effect and shall be released as a result of separate release, reconveyance and affidavit documentation:

18.
An unrecorded Lease dated January 18, 1990 executed by Boyer Center Street Associates, a Utah limited partnership, as Lessor, and NuSkin International, Inc., as Lessee, as disclosed by Notice of Assignment of Lease Agreement recorded October 11, 1990 as Entry No. 33765 in Book 2730 at Page 858 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

19.
An unrecorded Lease dated January 18, 1990 executed by Boyer Center Street Ltd., a Utah limited partnership, as Lessor, and NuSkin International, Inc., as Lessee, as disclosed by Notice of Assignment of Lease Agreement recorded October 11, 1990 as Entry No. 33766 in Book 2730 at Page 861 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

Buyer objects to the following as the same shall be released and reconveyed pursuant to the terms of a separate agreement by and between Buyer, Seller and Title Company:

20.
A Trust Deed With Assignment of Rents dated October 09, 1990 by and between Boyer Center Street Limited, a Utah Limited Partnership as Trustor in favor of Western States Title Company as Trustee and Nuskin International as Beneficiary, to secure an original indebtedness of $5,000,000.00 and any other amounts or obligations secured thereby, recorded October 11, 1990 as Entry No. 33767 in Book 2730 at Page 864 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

21.
A Subordination Agreement, wherein the lien of the Trust Deed with Assignment of Rents shown herein-above was subordinated to the Deed of Trust with Assignment of Rents and Security Agreement recorded October 11, 1990 as Entry No. 33762 in Book 2730 at Page 835 of the official records of the Country Recorder for Utah County, State of Utah. Said Subordination Agreement recorded January 09, 1992 as Entry No. 1052 in Book 2875 at Page 148 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

22.
According to the official records of the Country Recorder for Utah County, State of Utah, the Beneficial Interest of Nuskin International, Inc., a corporation under said Deed of Trust was assigned to Aspen, Ltd., a Utah Limited Partnership by that certain Assignment recorded January 30, 1995 as Entry No. 5698 in Book 3611 at Page 744 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

23.
Agreement for Substitution of Liability dated January 27, 1995 by and between Boyer Center Street, Ltd., a Utah limited partnership, Scrub Oak, Ltd., a Utah limited partnership and Aspen, Ltd., a Utah limited partnership recorded January 30, 1995 as Entry No. 5702 in Book 3611 at Page 754 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

24.
A Subordination Agreement, wherein the lien of the Trust Deed with Assignment of Rents shown herein-above was subordinated to the Trust Deed with Assignment of Rents recorded October 11, 1990 as Entry No. 33768 in Book 2730 at Page 867 of the official records of the Country Recorder for Utah County, State of Utah. Said Subordination Agreement recorded January 30, 1995 as Entry No. 5703 in Book 3611 at Page 757 of the official records of the Country Recorder for Utah County, State of Utah.

25.
Assignment dated October 07, 1993 by and between Bank One, Utah, National Association, formerly known as Valley Bank and Trust Company and Nu Skin International, Inc., a Utah corporation recorded October 20, 1993 as Entry No. 73903 in Book 3273 at Page 26 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

26.
An Assignment of Leases and Rents recorded January 09, 1992 as Entry No. 1054 in Book 2875 at Page 158 of the official records of the Country Recorder for Utah County, State of Utah wherein Boyer Center Street Ltd., a Utah limited partnership assigns all rents, leases, income and profits accruing from the land to Valley Bank and Trust Company. (Parcel 2)

27.
Assignment dated October 07, 1993 by and between Bank One, Utah, National Association, formerly known as Valley Bank and Trust Company and NU Skin International, Inc., a Utah corporation recorded October 20, 1993 as Entry No. 73903 in Book 3273 at Page 26 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

28.
An Assignment of Leases and Rents recorded January 09, 1992 as Entry No. 1055 in Book 2875 at Page 164 of the official records of the Country Recorder for Utah County, State of Utah, wherein Boyer Center Street Associates, a Utah limited partnership assigns all rents, leases, income and profits accruing from the land to Valley Bank and Trust Company. (Parcel 2)

29.
Assignment dated October 07, 1993 by and between Bank One, Utah, National Association, formerly known as Valley Bank and Trust Company and Nu Skin International, Inc., a Utah corporation recorded October 20, 1993 as Entry No. 73903 in Book 3273 at Page 26 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

30.
A Trust Deed dated January 27, 1995 by and between Scrub Oak, Ltd., a Utah Limited Partnership as Trustor in favor of Michael D. Smith, a member of the Utah State bar and General Counsel for Nu Skin International, Inc., as Trustee and Aspen Ltd., a Utah Limited Partnership as Beneficiary, to secure an original indebtedness of $7,364,529.00 and any other amounts or obligations secured thereby, recorded February 03, 1995 as Entry No. 7302 in Book 3615 at Page 562 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

31.
A Trust Deed dated January 27, 1995 by and between Scrub Oak, Ltd., a Utah Limited Partnership as Trustor in favor of Michael D. Smith, a member of the Utah State bar and General Counsel for Nu Skin International, Inc., as Trustee and Nu Skin International, Inc., a Utah State Corporation as Beneficiary, to secure an original indebtedness of $5,287,238.51 and any other amounts or obligations secured thereby, recorded February 03, 1995 as Entry No. 7303 in Book 3615 at Page 567 of the official records of the Country Recorder for Utah County, State of Utah. (Parcel 2)

Buyer objects to the following as such construction has been completed the evidence of which is provided in a separate affidavit document to be delivered to the Title Company:

32.
Notice of commencement of construction wherein Intermountain C. N. S., L. L. C., as recording agent for Interior Construction Specialists, Inc., gives notice of the commencement of the project named "Nu-Skin (interior remodel)", recorded June 07, 2001 as Entry No. 55993:2001 of the official records of the Country Recorder for Utah County, State of Utah. (a portion of Parcel 2)

EXHIBIT 4

DEED

WHEN RECORDED, MAIL TO:

Callister, Nebeker & McCullough
Parkview Plaza I, Suite 600
2180 South 1300 East
Salt Lake City, UT 84106
Attn: Damon E. Coombs

SPECIAL WARRANTY DEED

SCRUB OAK, LLC, a Utah limited liability company, as successor of Scrub Oak, Ltd., a Utah limited partnership and Scrub Oak, a Utah partnership by conversion, having a mailing address at 86 North University Ave., Suite 420, Provo, Utah 84601, Grantor, hereby CONVEYS AND WARRANTS against those claiming by, through, or under said Grantor to NU SKIN INTERNATIONAL, INC., a Utah corporation, having a mailing address at 75 West Center Street, Provo, Utah 84601, Grantee, for the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the following described real property in Utah County, State of Utah:

PARCEL 1:
A.P.N.: 04-060-0007

BEGINNING AT THE NORTHEAST CORNER OF BLOCK 65, PLAT “A”, PROVO CITY SURVEY OF BUILDING LOTS; THENCE WEST 71 FEET; THENCE SOUTH 106 FEET; THENCE EAST 71 FEET; THENCE NORTH 106 FEET TO THE PLACE OF BEGINNING.

ALSO BEGINNING 106 FEET SOUTH FROM THE NORTHEAST CORNER OF BLOCK 65, PLAT “A”, PROVO CITY SURVEY OF BUILDING LOTS; THENCE SOUTH 93.54 FEET TO THE SOUTH LINE OF LOT 7 OF SAID BLOCK 65; THENCE WEST 144 FEET; THENCE NORTH 93.54 FEET; THENCE EAST 144 FEET TO THE PLACE OF BEGINNING.

TOGETHER WITH A RIGHT-OF-WAY OVER THE FOLLOWING:

BEGINNING 132 FEET WEST OF THE SOUTHEAST CORNER OF LOT 7, BLOCK 65, PLAT "A", PROVO CITY SURVEY OF BUILDING LOTS; THENCE NORTH 93.54 FEET; THENCE EAST 31 FEET; THENCE NORTH 12 FEET; THENCE WEST 55 FEET; THENCE SOUTH 105.54 FEET; THENCE EAST 24 FEET TO THE PLACE OF BEGINNING.

AS CREATED BY WARRANTY DEED ENTRY NO. 2097, IN BOOK 350, AT PAGE 434, IN THE OFFICE OF THE RECORDER, UTAH COUNTY, UTAH.

PARCEL 2:
A.P.N.: 04-061-0008

COMMENCING AT THE SOUTHWEST CORNER OF BLOCK 66, PLAT “A”, PROVO CITY SURVEY; THENCE NORTH 398.74 FEET; THENCE EAST 170 FEET; THENCE SOUTH 233 FEET; THENCE WEST 44.14 FEET; THENCE SOUTH 0°18’34” WEST 165.74 FEET; THENCE WEST 125 FEET TO THE POINT OF BEGINNING.

THIS CONVEYANCE IS MADE SUBJECT ONLY TO THE FOLLOWING:

1.	Right of Way recorded March 21, 1940 as Entry Nos. 2096 and 2097, in Book 350, at Page 434 of the official records of the Country Recorder for Utah County, State of Utah.

2.
Right of Way and Easement Grant recorded July 16, 1956 as Entry Nos. 9851, 9852 and 9853 in Book 718, at Pages 533, 534 and 535 of the official records of the Country Recorder for Utah County, State of Utah.

3.
Notice and Memorandum of Assignment of Joint Development Agreement recorded October 11, 1990 as Entry No. 33800 in Book 2731 at Page 24 of the official records of the County Recorder for Utah County, State of Utah.

4.
Agreement Imposing Building Restriction, dated December 13, 1990 and recorded January 10, 1991 as Entry No. 932, in Book 2754, at Page 178 of the official records of the County Recorder for Utah County, State of Utah.

5.	Agreement and Restriction recorded February 4, 1991 as Entry No. 4023, in Book 2760, at Page 321 of the official records of the Country Recorder for Utah County, State of Utah.

6.	Agreement to Convey Right of Way recorded April 6, 1998 as Entry No. 32836, in Book 4588, at Page 737 of the official records of the Country Recorder for Utah County, State of Utah.

7.	Utility Easement recorded July 23, 2002 as Entry No. 83455:2002 of the official records of the Country Recorder for Utah County, State of Utah.

8.	Quit Claim Deed recorded October 27, 2010 as Entry No. 93035:2010 of the official records of the Country Recorder for Utah County, State of Utah.

9.
Subject to the matters affecting title disclosed on that certain Survey, dated December 29, 2010, prepared by LEI as Job No. 2010-574, by Chad A. Poulsen, a Registered Land Surveyor holding License No. 501182.

10.
Mechanics liens (if any) pertaining to work on the subject property, commissioned by Grantee as tenant of the subject properties; and, subleases (if any), entered into by Grantee as sublessor in its capacity as tenant of the subject properties.

WITNESS the hand of said Grantor as of the 30th day of December, 2010.

SCRUB OAK, LLC,
a Utah limited liability company

By:
        Brooke B. Roney
        Manager

STATE OF UTAH                                                      )
) ss.
COUNTY OF _________________                                                                )

On December 30, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Brooke B. Roney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Manager, on behalf of Scrub Oak, LLC, the limited liability company therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its operating agreement or a resolution of its members.

WITNESS my hand and official seal.

Signature __________________________________

EXHIBIT 5

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform NU SKIN INTERNATIONAL, INC., a Utah corporation (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by SCRUB OAK, LLC, a Utah limited liability company (“Transferor”), Transferor hereby certifies as follows:

1.           Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.           Transferor’s U.S. employer identification number and address are:

Scrub Oak, LLC.
86 North University Ave., Suite 420                                                            Fed. ID Number
Provo, UT  84601

3.           Transferor agrees to inform Transferee if it becomes a foreign person at any time during the three year period immediately following the date of this notice.

4.           Transferor understands that this affidavit may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

5.           Under penalties of perjury the undersigned declares that he/she has examined this affidavit and to the best of his/her knowledge and belief it is true, correct, and complete, and the undersigned further declares that he/she has authority to sign this affidavit on behalf of Transferor.

DATED as of the 30th day of December, 2010.

TRANSFEROR:

SCRUB OAK, LLC., a Utah limited
liability company

By ______________________________________
Its ______________________________________

STATE OF UTAH                                      )
:  ss.
COUNTY OF UTAH                                      )

On December ____, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________,  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as _____________________, on behalf of Scrub Oak, LLC., the limited liability company therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its operating agreement or a resolution of its members.

WITNESS my hand and official seal.

Signature __________________________________

EXHIBIT 6

[Intentionally deleted]

EXHIBIT 7

BILL OF SALE
ASSIGNMENT OF AGREEMENTS
AND TRANSFER OF ASSETS

DATED:                      December 30, 2010

BETWEEN:            SCRUB OAK, LLC,
a Utah limited liability company                                                                                                (“Seller”)

AND:                      NU SKIN INTERNATIONAL, INC.,
a Utah corporation                                                                                                       (“Buyer”)

This Bill of Sale, Assignment of Agreements and Transfer of Assets (“Assignment”) is given by Seller to Buyer in connection with the closing of the conveyance of certain real property (collectively, the “Property”), which Seller is selling to Buyer pursuant to the provisions of a Real Estate Purchase and Sale Agreement, dated as of December 30, 2010 (“Sale Agreement”), between Seller and Buyer, which is incorporated herein by this reference.

           NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the mutual promises of the parties in this Assignment, the parties agree as follows:

1.Assignment and Conveyance.  Effective as of the date of recordation of deed conveying the Property to Buyer, which is the closing date for the conveyance of the Property to Buyer (“Closing Date”), Seller hereby sells, assigns and transfers to Buyer all of Seller’s right, title and interest in and to the following property (“Transferred Assets”): (1) all of Seller’s right, title and interest in and to the fixtures, equipment and other personal property owned by Seller that is used in connection with the ownership, maintenance and operation of the Property (“Personal Property”), excluding any artwork located upon the Property and owned by Seller or Seller’s members and any furniture and furnishings located in the offices of Blake M. Roney, Steven J. Lund and Sandra N. Tillotson upon the Property and owned by Blake M. Roney, Steven J. Lund or Sandra N. Tillotson; (2) all warranties, guaranties, sureties and claims or similar rights in connection with the construction of or equipment, furnishings, furniture and/or fixtures on the Improvements; (3) all plans, specifications, drawings and permits with respect to the Improvements, including such documents related to any remodel of the Improvements, and all construction, engineering, soils, architectural or similar plans, documents and reports related to the Property (the “Plans and Reports”); (4) all existing service and maintenance contracts entered into by Seller relating to the Property (the “Service Contracts”) and equipment leases related to the Property entered into by Seller (the “Equipment Leases”); (5) all licenses, permits, approvals, certificates of occupancy, entitlements or other rights or authorizations related to or used in connection with the Property, together with all deposits to governmental authorities relating to the Property; (6) studies, documents, tests, surveys, assessments, audits, appraisals, contracts, contract rights, claims and warranties related to the Property (the “Property Documents”); and (7) all of Seller’s rights, if any, to use any names related to the Property.  For clarity, Property does not include artwork located at or on the Improvements owned by any of the members of Seller.

2.           Indemnity by Seller.  Seller hereby agrees to indemnify Buyer against and hold Buyer harmless from and reimburse Buyer for any and all liabilities, losses, claims, fines, penalties, damages, costs or expenses, including, without limitation, reasonable attorneys’ fees and costs (collectively, the “Claims”), accruing prior to the Closing and arising out of Seller’s obligations under the Service Contracts or related to Seller’s obligations to with respect to the Transferred Assets.

3.           Assumption by Buyer.  Buyer hereby assumes all of Seller’s obligations under the Service Contracts accruing after the Closing and arising out of Seller’s obligations accruing after the Closing under the Service Contracts or related to Seller’s obligations accruing after the Closing with respect to the Transferred Assets.

3.           Miscellaneous Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  This Assignment shall be governed by the laws of the State of Utah.  This Assignment may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If either party hereto employs an attorney to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorney’s fees and including reasonable attorneys’ fees on any appeal, on any petition for review, or in bankruptcy, or in connection with any action for rescission, in addition to all other sums provided by law.  This instrument may be executed simultaneously or in separate counterparts, and any of the parties may execute this instrument by signing counterpart signature pages.  Signatures by telecopy shall be binding as originals.

This Assignment is executed and delivered between Assignor and Buyer pursuant to the provisions of the Sale Agreement between the parties, which shall survive the execution and delivery of this Assignment.  Any capitalized term that is not otherwise defined herein shall have the meaning stated in the Sale Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date set forth above.

SELLER:                                                      SCRUB OAK, LLC

By:           ____________________________________
Its:           ____________________________________

BUYER:                                                      NU SKIN INTERNATIONAL, INC.

By:           ____________________________________
Its:           ____________________________________

EXHIBIT 8

PROMISSORY NOTE

(Scrub Oak Form)

$_______________ Date:  December 30, 2010

FOR VALUE RECEIVED, the undersigned, Nu Skin International, Inc, a Utah corporation. (the “Debtor”), hereby promises to pay to the order of Scrub Oak, LLC, a Utah limited liability company (the “Payee”), the principal amount of _________________________ and 00/100 Dollars ($__________.00) (the “Original Principal”).  Principal shall be payable according to the schedule detailed below.  The due date for payment is subject to acceleration, upon the occurrence of certain events as described below.  This Note does not bear interest except in the case of an Event of Default, as defined below.

1. Nature of Obligation and Assignability.

1.1 Nature of Obligation.  Debtor has made and delivered this Note to Payee in connection with the transactions contemplated by that certain Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) dated as of December 30, 2010, by and among Debtor and Payee, pursuant to which Payee agreed to sell and Debtor agreed to purchase certain real property as described in the Purchase Agreement in return for, among other consideration, the delivery of and performance by Debtor under this Note.

1.2 Assignability.  It is contemplated that this Note shall be endorsed by Payee to one of the members of Payee, and distributed to such member in partial redemption of such member’s interest in Payee, by such endorsement.  Following such endorsement and delivery to such member, Debtor shall pay such member in lieu of Payee, and such member shall have all of the rights of Payee hereunder, including without limitation the right to direct the method of payment and provide wire transfer instructions under Section 2.4 hereof, and employ all remedies available to Payee in the enforcement hereof, and receive and give notices and provide an address for receipt of notice under Section 4.1.

2. Payment and Prepayments

2.1       Scheduled Payments.  The principal of this Note and any accrued but unpaid interest due on such date shall be payable in two (2) installments (each an “Installment Payment Date”) as follows:

First installment, due January 3, 2011, in the amount of Ninety-nine Percent (99%) of the Original Principal.

Second installment due January 31, 2011, in the amount of the remaining outstanding principal together with any accrued but unpaid interest.

2.2 Prepayment.  The Debtor shall not prepay the principal amount of this Note in whole or in part.  Any prepayment shall bear a penalty of ten percent (10%) of the Original Principal.

2.3 Accrual of Interest.  Interest shall accrue only after an Event of Default and be calculated on the basis of a 360-day year of twelve 30-day months.

2.4 Method of Payment.  All payments (including prepayments) by the Debtor on account of this Note shall be paid to the Payee by wire transfer in accordance with instructions provided by the Payee in writing or such other reasonable means as Payee may direct.

2.5 Payment Dates.  If any Installment Payment Date is a Saturday, Sunday or holiday, the payment to be made on such date shall be paid on the business day immediately prior thereto.

2.6 Acceleration.  The entire principal balance of this Note shall become due and payable immediately upon the occurrence of an Event of Default, as defined herein, unless the Event of Default has been cured within any grace period expressly set forth herein.

3. Default

3.1 Events of Default.  An “Event of Default” occurs if

(i)           the Debtor defaults in the payment of any installment of the principal amount of this Note;

(ii)           the Debtor pursuant to or within the meaning of any Bankruptcy Law (as defined below)

(a)           commences a voluntary case or proceeding;

(b)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(c)           consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(d)           makes a general assignment for the benefit of its creditors; or

(iii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(a)           is for relief against the Debtor in an involuntary case or proceeding;

(b)           appoints a Custodian of the Debtor or for all or substantially all of its property; or

(c)           orders the liquidation of the Debtor;

and in each case described in subsection (iv) the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

3.2       Acceleration; Waiver.  At any time following any occurrence of an Event of Default, Payee may, at Payee’s option, declare the entire principal of the Note then remaining unpaid to be due and payable immediately upon notice to Debtor and/or provide notice to the Debtor that the Default Rate of Interest shall apply.  At any time following any occurrence of an Event of Default, and after a declaration as provided as to applicability of the Default Rate of Interest in the last sentence, all amounts due under this Note shall bear interest at the Default Rate of Interest.  The “Default Rate of Interest” means the lesser of 10% per annum or the highest rate allowed by law under Utah law.  Any forbearance, failure or delay by Payee in exercising any right or remedy under this Note or otherwise available to Payee shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.  The Debtor hereby waives presentment by Payee for payment, demand, notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note.

3.3 Payment of Costs.  If an Event of Default occurs, the Debtor will pay to the Payee such further amount as shall be sufficient to cover the costs and expenses of collection, including without limitation, reasonable attorneys’ fees and expenses.

4. Miscellaneous

4.1       Notices.  Any notice to be given to any party shall be served personally, by facsimile, or by certified mail (return receipt requested, postage prepaid), and shall be deemed complete on the date the notice is personally served, or the date on which a facsimile was received, or the date on which it was deposited in the mail, depending on the method of service.  Notice shall be given as follows, unless written notice of change of address is given to all parties:

If to Payee:            Scrub Oak, LLC
86 N. University Ave., Suite 420
Provo, Utah 84601
Attn: Brooke B. Roney, Manager
Fax No.:  801-376-0097

With a Copy to:
Callister Nebeker & McCullough
Parkview Plaza I, Suite 600
2180 South 1300 East
Salt Lake City, Utah 84106
Attn: Damon E. Coombs
Fax No: 801-746-8607

If to Debtor:
Nu Skin International, Inc.
75 West Center St.
Provo, Utah 84601
Fax No.: 801-345-5026

With a Copy to:
Stoel Rives LLP
201 So. Main St., Suite 1100
Salt Lake City, Utah 84106
      Attn:  Thomas A. Ellison
       Fax No.:  801-578-6999

4.2 Waiver; Amendment.  No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by Holders and Makers’ Representative, and then only to the extent specifically set forth therein.  None of the provisions hereof and none of Holders’ rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by Holders’ acceptance of any past due installments or by any indulgence granted by Holders to Makers.

4.3 Jurisdiction; Venue.  Debtor and Payee agree that any dispute arising out of this Note shall be subject to the exclusive jurisdiction of the state and federal courts in the State of Utah.  For that purpose, Debtor hereby submits to the jurisdiction of the state and federal courts of Utah.  Debtor hereby irrevocably agrees and consents to the exclusive jurisdiction of and venue in such courts, and agrees not to assert in any such action that any such court lacks personal jurisdiction or assert any defense to venue in such court based on inconvenience.  Debtor further agrees to accept service of process out of any of the aforesaid courts in any such dispute by notice provided in accordance with Section 4.1, or service by any other means legally available.  Nothing herein contained, however, shall prevent Payee from bringing any action or exercising any rights against (i) Debtor, or (ii) the assets of Debtor within any other state or jurisdiction.

4.4 WAIVER OF JURY TRIAL.  DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT DEBTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OFANY PARTY HERETO.

4.5 Law Governing.  This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah, without regard to its conflicts of law rules.

4.6 Attorneys’ Fees.  Notwithstanding any other provision herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

4.7 Binding Effect.  This Note inures to the benefit of Payee and binds the Debtor and its heirs, successors and assigns.

IN WITNESS WHEREOF, the Debtor has caused this Note to be duly executed on the date first above written.

NU SKIN INTERNATIONAL, INC.

By:
       _________________________________
(Print Name)
       _________________________________
(Title)

ENDORSEMENT

Pay to the order of         [NAME OF MEMBER]          (“Assignee”), that certain Promissory Note payable to Scrub Oak, LLC, a Utah limited liability company, dated December 30, 2010, in the original principal amount of $_____________.  Assignee is a member of Payee.

SCRUB OAK, LLC, a Utah limited liability company

By:           ______________________________
Brooke B. Roney, Manager

Date:           December 30, 2010

EXHIBIT 9

AGREEMENT TO RECONVEY TRUST DEEDS

THIS AGREEMENT TO RECONVEY TRUST DEEDS (“Agreement”) is made and entered into as of the 30th day of December, 2010 by and between NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), SCRUB OAK, LLC, a Utah limited liability company (“Scrub Oak”), and ASPEN COUNTRY, LLC, a Utah limited liability company  (“Aspen Country”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“First American”). Scrub Oak and Aspen Country are sometimes herein referred to as “Sellers.”

RECITALS:

A.           Concurrently with the execution of this Agreement, Nu Skin is closing (the “Closing”) on its purchase of certain real properties (collectively, the “Scrub Oak Property”) from Scrub Oak referenced in First American’s Commitment for Title Insurance No. 320-5339366, dated October 5, 2010, with an Effective Date of December 2, 2010 (the “Commitment”).  Nu Skin’s purchase of certain real properties (collectively, the “Aspen Property”) from Aspen Country, referenced in First American’s Commitment, will also be closed at the Closing.  The Scrub Oak Property and the Aspen Property are sometimes herein collectively referred to as the “Property.”

B.           In connection with Nu Skin’s purchase of the Property, Nu Skin desires to receive an ALTA Owner’s Policy of Title Insurance (the “Policy”) in the form and content of the Pro Forma Policy of Title Insurance (the “Pro Forma”) attached hereto as Exhibit 9-1.

C.           The Commitment lists as Exceptions on Schedule B – Section 2 those certain four Trust Deeds identified and defined as the “Trust Deeds” in Section 3 below.

D.           Sellers desire that First American reconvey the Trust Deed and commit to issue the Policy to Buyer with the Trust Deeds deleted from the exceptions on Schedule B – Part Two of the Policy and Nu Skin desires that First American provide Buyer, by endorsement to the Policy, affirmative coverage against injury or loss arising by reason of the Trust Deeds.

E.           First American is willing to reconvey the Trust Deeds and will commit, subject to satisfaction of the other requirements (the “Requirements”) set forth in Schedule B – Section 1 of the Commitment, to issue the Policy to Nu Skin with the Trust Deeds deleted from the Exceptions on Schedule B – Part Two of the Policy and to provide Buyer, by endorsement to the Policy, affirmative coverage against injury or loss arising by reason of the Trust Deeds on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Nu Skin, Sellers, and First American hereby agree as follows:

1.           Recitals.  Recitals A through E set forth above are by this reference incorporated herein and made a part of this Agreement.

2.           Assignment and Reconveyance.  Through the escrow established with First American to close the purchase and sale transaction described in Recital A above, Nu Skin, Sellers, and First American shall accomplish the following:

(a)           Nu Skin shall execute, acknowledge, and deliver to Aspen Country  an Assignment of Nu Skin’s beneficial interests, if any, in and to the Trust Deeds, in the form and content of the Assignment of Trust Deeds attached hereto as Exhibit 9-2.

(b)           Aspen Country shall execute and deliver to First American a Request for Full Reconveyance with respect to each of the Trust Deeds.

(c)           First American shall execute, acknowledge, and record in the office of the Utah County Recorder Deeds of Full Reconveyance for each of the Trust Deeds.

(d)           Sellers will assign to Nu Skin, without warranty, all right, title and interest of Sellers (or their members or affiliates, if later requested by Nu Skin), in and to the following (the “Exception 21 Instruments”:

(i)           Notice and Memorandum of Assignment of Joint Development Agreement recorded October 11, 1990 as Entry No. 33800 of the official records of the Country Recorder for Utah County, State of Utah; and

(ii)           Assignment recorded October 20, 1993 as entry No. 73903.

3.           First American Issuance of Policy.  In consideration of the certifications and covenants of Nu Skin and Sellers set forth in this Agreement and the premiums paid to First American for the Policy, upon satisfaction of the Requirements to issuance of the Policy, First American shall:

(a)           Execute, acknowledge, and record in the office of the Utah County Recorder deeds of full reconveyance for each of the Trust Deeds as provided in Section 2(c) hereof.

(b)           Issue and deliver the Policy to Nu Skin in the form and content of the Pro Forma providing, among other things, affirmative coverage against the Trust Deeds, the Exception 21 Instruments and all other  instruments and agreements listed in Schedule B – Section 2 of the Commitment as Exception Nos. 14, 19, 21, 25, and 26.  The following Trust Deeds are, for convenience, collectively referred to herein as the “Trust Deeds.”

(i).           Exception No. 14.  Trust Deed, recorded on October 15, 1990 as Entry No. 33767, Book 2730, at Page 864, in the records of the County Recorder for Utah County, State of Utah.

(ii).           Exception No. 19.  Trust Deed, dated October 9, 1990 and recorded on October 11, 1990 as Entry No. 33762, Book 2730, at Page 835, in the records of the County Recorder for Utah County, State of Utah.

(iii).           Exception No. 25.  Trust Deed, dated January 27, 1995 and recorded on February 3, 1995 as Entry No. 7302, Book 3615, at Page 562, in the records of the County Recorder for Utah County, State of Utah.

(iv).           Exception No. 26.  Trust Deed, dated January 27, 1995 and recorded on February 3, 1995 as Entry No. 7303, Book 3615, at Page 567, in the records of the County Recorder for Utah County, State of Utah.

Further, in addition to removal of Exception Nos. 14, 19, 25, and 26 from Schedule B – Section 2 of the Policy issued to Nu Skin, First American shall issue the Policy to Nu Skin with an Endorsement in the form and content of Exhibit 9-3 attached to this Agreement.

4.           Nu Skin Certification.  In consideration of the covenants and agreements of First American and Sellers set forth in this Agreement, Nu Skin hereby certifies to Sellers and First American that:

(a)           Except for the Assignments of Trust Deeds made by Nu Skin to Aspen Country pursuant to Section 2 hereof, Nu Skin has not assigned or transferred any interest that it may have had, if any, in and to the Trust Deeds or the indebtedness secured by the Trust Deeds to a person or entity other than Sellers or any other entity the control or majority ownership of which is presently, or at the time of such assignment was, held by any member or group of members of Aspen Country or Scrub Oak; and

(b)           In the event Nu Skin presently owns any of the beneficial interests in or to the Trust Deeds or owns the Promissory Notes secured by the Trust Deeds (collectively, the “Notes”), no amounts under the Notes or the Trust Deeds are presently owed to Nu Skin Enterprises, Inc. or any of its subsidiaries, including Nu Skin.

EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 4(A) AND 4(B) ABOVE, NO REPRESENTATION, WARRANTY, OR ASSURANCE IS MADE BY NU SKIN TO FIRST AMERICAN OR SELLERS. NU SKIN HEREBY DISCLAIMS ANY REPRESENTATION, WARRANTY, OR ASSURANCE, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRUST DEEDS, THE NOTES (OR ANY OF THEM) OR THE ACTIONS TO BE TAKEN BY ANY OF THE PARTIES TO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 3(A) AND 3(B) ABOVE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NU SKIN DOES NOT CERTIFY TO SELLERS OR FIRST AMERICAN THAT IT HAS ANY INTEREST IN THE NOTES, THE TRUST DEEDS OR ANY OF THEM, NOR DOES NU SKIN CLAIM SUCH AN INTEREST.

5.           Nu Skin Indemnity.  Nu Skin hereby agrees to indemnify and hold harmless Aspen Country and First American from and against such liability, injury, and expense as may be incurred by Scrub Oak or First American which arise solely as a result of the representations and warranties of Nu Skin set forth in paragraphs 4(a) and 4(b) above being materially false and incorrect on the date hereof.

6.           Responsibility for Reconveyance.  Nu Skin shall have no responsibility or liability to Aspen Country or First American in connection with the reconveyance of the Trust Deeds except as expressly provided in Section 5 of this Agreement.

7.           Policy of Title Insurance.  First American’s issuance of the Policy to Nu Skin is intended to cause First American to assume all risk of loss or injury arising from the Trust Deeds and their reconveyance pursuant to this Agreement, up to the Policy amount and subject to the provisions of the Policy (but not subject to Exclusions in Section 3 of the Policy) and subject to First American’s rights against Nu Skin and Sellers, if any, pursuant to the provisions of this Agreement.  In the event that the representations and warranties of Nu Skin set forth in paragraphs 4(a) and 4(b) above are materially false and incorrect on the date hereof, the liability of Nu Skin to First American, if any, pursuant to Section 5 of this Agreement shall not constitute or be asserted by First American as a defense against claims by Nu Skin for defense or payment under the Policy, nor will such liability of Nu Skin under this Agreement diminish the rights of Nu Skin to defense and recovery under the Policy, provided that First American shall have the right after a final determination (beyond any appeal rights) by a court of competent jurisdiction of the liability of Nu Skin under Section 5 hereof, to set off the amounts determined by such court to be owed by Nu Skin to First American under this Agreement, if any, against the amounts owed to Nu Skin under the Policy, if any, on a dollar for dollar basis.

8.           Limited Rights Under Agreement.  First American and Sellers shall not be entitled to rely upon this Agreement, the certifications, or indemnifications set forth herein for any purpose except with respect to their actions to:  (a) reconvey the Trust Deeds in connection with the Closing on the sale of the Property to Nu Skin; and (b) First American’s issuance to Nu Skin of the Policy, including endorsements to the Policy.  Without limiting the generality of the foregoing limitations on First American, First American shall not have the right to rely upon this Agreement for any of the certifications or indemnifications set forth herein in connection with the issuance of any policy or report other than the Policy.  This Agreement, nor any rights hereunder, may not be assigned or transferred by any party hereto.

9.           No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary.

10.           Interpretation.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.  The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provisions of this Agreement.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  Time is of the essence.  The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against, including without limitation the drafting party, any of the parties.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one in the same instrument.

12.           No Recording.  Neither this Agreement nor any notice of this Agreement shall be recorded in any public office without the prior written consent of all parties hereto.

[Signatures on following page]

IN WINESS WHEREOF, Nu Skin, Sellers, and First American have executed this Affidavit and Limited Scope Indemnity as of the 30th day of December, 2010.

NU SKIN:                                                                                  SCRUB OAK:

NU SKIN INTERNATIONAL, INC.,                                                                          SCRUB OAK, LLC, a Utah limited
a Utah corporation,                                                                                liability company,

By _______________________________                                                                      By _________________________________
      D. Matthew Dorny                                                                                      Brooke B. Roney
      Vice President                                                                                         Manager

FIRST AMERICAN:                                                                              ASPEN COUNTRY:

FIRST AMERICAN TITLE                                                                             ASPEN COUNTRY, LLC, a Utah limited
INSURANCE COMPANY, a California                                                                         liability company,
corporation,

By ______________________________                                                                      By _________________________________
      Its ___________________________                                                                            Brooke B. Roney
                   Manager

EXHIBIT 9-1

PRO FORMA POLICY

EXHIBIT 9-2

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

WHEN RECORDED, MAIL TO:

Steven L. Ingleby, Esq.
Callister Nebeker & McCullough
10 E. South Temple, Suite 900
Salt Lake City, UT  84133

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), hereby assigns, without representation or warranty of any interest therein, to ASPEN COUNTRY, LLC, a Utah limited liability company (“Assignee”), whatever interest Nu Skin may have, if any, in and to the beneficial interest under that certain Trust Deed (the “Trust Deed”), recorded on ___________ as Entry No. _______, Book _____, at Page _____, in the records of the County Recorder for Utah County, State of Utah, and the Promissory Note (the “Note”) in the original principal amount of $______________ secured thereby.

This Assignment of Trust Deed is made pursuant to and in accordance with the terms of that certain Real Estate Purchase and Sale Agreement between Nu Skin, as Buyer, and Assignee, as Seller, dated as of December 30, 2010.  NU SKIN EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO THE OWNERSHIP OF THE NOTE OR THE BENEFICIAL INTEREST UNDER THE TRUST DEED, OR OF ANY OTHER OBLIGATIONS (IF ANY) SECURED BY THE TRUST DEED, AND NU SKIN SHALL HAVE NO OBLIGATION OR  RESPONSIBILITY TO ASSIGNEE OR ANY OTHER PERSON UNDER THIS ASSIGNMENT OF TRUST DEED IF NU SKIN HAS NO INTEREST IN OR TO THE NOTE OR THE TRUST DEED, OR OTHER OBLIGATIONS (IF ANY) SECURED THEREBY.  This Assignment of Trust Deed and the Trust Deed relate to that certain tract of real property situated in Utah County, Utah, described in Exhibit 9-2A attached hereto.

DATED this 30th day of December, 2010.

NU SKIN INTERNATIONAL, INC., a Utah corporation

By ____________________________________
      Its _________________________________

STATE OF UTAH                                                      )
:  ss.
COUNTY OF _________________                                                                )

The foregoing instrument was acknowledged before me this ____ day of December, 2010 by _______________________________________, the _________________________________ of Nu Skin International, Inc., a Utah corporation.

________________________________________
NOTARY PUBLIC

EXHIBIT 9-2A

DESCRIPTION OF THE PROPERTY

PARCEL A:

COMMENCING at the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 396.00 feet, more or less, to the Northwest corner of said Block 66; thence East 110.00 feet; thence South 396.00 feet, more or less to a point due East of the point of beginning; thence West 110.00 feet to the point of BEGINNING.

PARCEL B:

COMMENCING at a point 110.00 feet East of the Northwest corner of Block 66, Plat “A”, Provo city Survey of Building Lots, and running thence East 60.00 feet; thence South 233.00 feet; thence West 60.00 feet; thence North 233.00 feet to the point of BEGINNING.

CHURCH PARCEL:

COMMENCING at a point South 89°38’45” East 110.00 feet from the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 00°18’34” East 165.675 feet; thence South 89°39’01” East 15.00 feet; thence South 00°18’34” West 165.74 feet; thence North 89°38’52” West 15.00 feet to the point of beginning.

EXHIBIT 9-3

ENDORSEMENT TO POLICY

Notwithstanding the provisions of Exclusions From Coverage in Paragraph 3(a) and 3(b), Company hereby insures insured against loss or damage by reason of the reconveyance by Company, the enforcement or attempted enforcement by any person of the Trust Deeds, the Exception 21 Instruments and other instruments and agreements described below:

[Reprint here all instruments shown in exception numbers 14, 19, 21, 25 and 26 of the Title Commitment]

EXHIBIT 10

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

WHEN RECORDED, MAIL TO:

Steven L. Ingleby, Esq.
Callister Nebeker & McCullough
10 E. South Temple, Suite 900
Salt Lake City, UT  84133

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), hereby assigns, without representation or warranty of any interest therein, to SCRUB OAK, LLC, a Utah limited liability company (“Assignee”), whatever interest Nu Skin may have, if any, in and to the beneficial interest under that certain Trust Deed (the “Trust Deed”), recorded on ___________ as Entry No. _______, Book _____, at Page _____, in the records of the County Recorder for Utah County, State of Utah, and the Promissory Note (the “Note”) in the original principal amount of $______________ secured thereby.

This Assignment of Trust Deed is made pursuant to and in accordance with the terms of that certain Real Estate Purchase and Sale Agreement between Nu Skin, as Buyer, and Assignee, as Seller, dated as of December 30, 2010.  NU SKIN EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO THE OWNERSHIP OF THE NOTE OR THE BENEFICIAL INTEREST UNDER THE TRUST DEED, OR OF ANY OTHER OBLIGATIONS (IF ANY) SECURED BY THE TRUST DEED, AND NU SKIN SHALL HAVE NO OBLIGATION OR  RESPONSIBILITY TO ASSIGNEE OR ANY OTHER PERSON UNDER THIS ASSIGNMENT OF TRUST DEED IF NU SKIN HAS NO INTEREST IN OR TO THE NOTE OR THE TRUST DEED, OR OTHER OBLIGATIONS (IF ANY) SECURED THEREBY.  This Assignment of Trust Deed and the Trust Deed relate to that certain tract of real property situated in Utah County, Utah, described in Exhibit 10-A attached hereto.

DATED this 30th day of December, 2010.

NU SKIN INTERNATIONAL, INC., a Utah corporation

By ____________________________________
 Its _________________________________

STATE OF UTAH                                                      )
:  ss.
COUNTY OF _________________                                                                )

The foregoing instrument was acknowledged before me this ____ day of December, 2010 by _______________________________________, the _________________________________ of Nu Skin International, Inc., a Utah corporation.

________________________________________
NOTARY PUBLIC

EXHIBIT 10-A

DESCRIPTION OF THE PROPERTY

PARCEL A:

COMMENCING at the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 396.00 feet, more or less, to the Northwest corner of said Block 66; thence East 110.00 feet; thence South 396.00 feet, more or less to a point due East of the point of beginning; thence West 110.00 feet to the point of BEGINNING.

PARCEL B:

COMMENCING at a point 110.00 feet East of the Northwest corner of Block 66, Plat “A”, Provo city Survey of Building Lots, and running thence East 60.00 feet; thence South 233.00 feet; thence West 60.00 feet; thence North 233.00 feet to the point of BEGINNING.

CHURCH PARCEL:

COMMENCING at a point South 89°38’45” East 110.00 feet from the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 00°18’34” East 165.675 feet; thence South 89°39’01” East 15.00 feet; thence South 00°18’34” West 165.74 feet; thence North 89°38’52” West 15.00 feet to the point of beginning.

EXHIBIT 11

AFFIRMATIVE COVERAGE ENDORSEMENT TO TITLE POLICY

Notwithstanding the provisions of Exclusions From Coverage in Paragraph 3(a) and 3(b), Company hereby insures insured against loss or damage by reason of the reconveyance by Company, the enforcement or attempted enforcement by any person of the Trust Deeds and other instruments and agreements described below:

[Reprint here all instruments shown in exception numbers 14, 19, 25 and 26 of the Title Commitment]

SCHEDULE #1

ALLOCATION OF PURCHASE PRICE

Allocation of                                    Discounted
Purchase Price                                    Amount

Kress Building:                                $2,773,424.19                                    $       -0-

High Rise:                                       $19,320,272.57                                    $1,000,000.00

AGREEMENT TO RECONVEY TRUST DEEDS

THIS AGREEMENT TO RECONVEY TRUST DEEDS (“Agreement”) is made and entered into as of the 30th day of December, 2010 by and between NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), SCRUB OAK, LLC, a Utah limited liability company (“Scrub Oak”), and ASPEN COUNTRY, LLC, a Utah limited liability company  (“Aspen Country”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“First American”). Scrub Oak and Aspen Country are sometimes herein referred to as “Sellers.”

RECITALS:

A.           Concurrently with the execution of this Agreement, Nu Skin is closing (the “Closing”) on its purchase of certain real properties (collectively, the “Scrub Oak Property”) from Scrub Oak referenced in First American’s Commitment for Title Insurance No. 320-5339366, dated October 5, 2010, with an Effective Date of December 2, 2010 (the “Commitment”).  Nu Skin’s purchase of certain real properties (collectively, the “Aspen Property”) from Aspen Country, referenced in First American’s Commitment, will also be closed at the Closing.  The Scrub Oak Property and the Aspen Property are sometimes herein collectively referred to as the “Property.”

B.           In connection with Nu Skin’s purchase of the Property, Nu Skin desires to receive an ALTA Owner’s Policy of Title Insurance (the “Policy”) in the form and content of the Pro Forma Policy of Title Insurance (the “Pro Forma”) attached hereto as Exhibit A.

C.           The Commitment lists as Exceptions on Schedule B – Section 2 those certain four Trust Deeds identified and defined as the “Trust Deeds” in Section 3 below.

D.           Sellers desire that First American reconvey the Trust Deed and commit to issue the Policy to Buyer with the Trust Deeds deleted from the exceptions on Schedule B – Part Two of the Policy and Nu Skin desires that First American provide Buyer, by endorsement to the Policy, affirmative coverage against injury or loss arising by reason of the Trust Deeds.

E.           First American is willing to reconvey the Trust Deeds and will commit, subject to satisfaction of the other requirements (the “Requirements”) set forth in Schedule B – Section 1 of the Commitment, to issue the Policy to Nu Skin with the Trust Deeds deleted from the Exceptions on Schedule B – Part Two of the Policy and to provide Buyer, by endorsement to the Policy, affirmative coverage against injury or loss arising by reason of the Trust Deeds on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Nu Skin, Sellers, and First American hereby agree as follows:

1.           Recitals.  Recitals A through E set forth above are by this reference incorporated herein and made a part of this Agreement.

2.           Assignment and Reconveyance.  Through the escrow established with First American to close the purchase and sale transaction described in Recital A above, Nu Skin, Sellers, and First American shall accomplish the following:

(a)           Nu Skin shall execute, acknowledge, and deliver to Aspen Country  an Assignment of Nu Skin’s beneficial interests, if any, in and to the Trust Deeds, in the form and content of the Assignment of Trust Deeds attached hereto as Exhibit B.

(b)           Aspen Country shall execute and deliver to First American a Request for Full Reconveyance with respect to each of the Trust Deeds.

(c)           First American shall execute, acknowledge, and record in the office of the Utah County Recorder Deeds of Full Reconveyance for each of the Trust Deeds.

(d)           Sellers will assign to Nu Skin, without warranty, all right, title and interest of Sellers (or their members or affiliates, if later requested by Nu Skin), in and to the following (the “Exception 21 Instruments):

(i)           Notice and Memorandum of Assignment of Joint Development Agreement recorded October 11, 1990 as Entry No. 33800 of the official records of the Country Recorder for Utah County, State of Utah; and

(ii)           Assignment recorded October 20, 1993 as entry No. 73903.

3.           First American Issuance of Policy.  In consideration of the certifications and covenants of Nu Skin and Sellers set forth in this Agreement and the premiums paid to First American for the Policy, upon satisfaction of the Requirements to issuance of the Policy, First American shall:

(a)           Execute, acknowledge, and record in the office of the Utah County Recorder deeds of full reconveyance for each of the Trust Deeds as provided in Section 2(c) hereof.

(b)           Issue and deliver the Policy to Nu Skin in the form and content of the Pro Forma providing, among other things, affirmative coverage against the Trust Deeds, the Exception 21 Instruments and all other  instruments and agreements listed in Schedule B – Section 2 of the Commitment as Exception Nos. 14, 19, 21, 25, and 26.  The following Trust Deeds are, for convenience, collectively referred to herein as the “Trust Deeds.”

(i)           Exception No. 14.  Trust Deed, dated October 9, 1990, securing original indebtedness of $5,800,000.00, recorded on October 11, 1990 as Entry No. 33762, Book 2730, at Page 835, in the records of the County Recorder for Utah County, State of Utah.

(ii)           Exception No. 19.  Trust Deed, dated October 9, 1990, securing an original indebtedness in the amount of $5,000,000.00, recorded on October 11, 1990 as Entry No. 33767, Book 2730, at Page 864, in the records of the County Recorder for Utah County, State of Utah.

(iii)           Exception No. 25.  Trust Deed, dated January 27, 1995, securing an original indebtedness in the amount of $7,364,529.00, recorded on February 3, 1995 as Entry No. 7302, Book 3615, at Page 562, in the records of the County Recorder for Utah County, State of Utah.

(iv)           Exception No. 26.  Trust Deed, dated January 27, 1995, securing an original indebtedness in the amount of $5,287,238.51, recorded on February 3, 1995 as Entry No. 7303, Book 3615, at Page 567, in the records of the County Recorder for Utah County, State of Utah.

Further, in addition to removal of Exception Nos. 14, 19, 21, 25, and 26 from Schedule B – Section 2 of the Policy issued to Nu Skin, First American shall issue the Policy to Nu Skin with an Endorsement in the form and content of Exhibit C attached to this Agreement.

4.           Nu Skin Certification.  In consideration of the covenants and agreements of First American and Sellers set forth in this Agreement, Nu Skin hereby certifies to Sellers and First American that:

(a)           Except for the Assignments of Trust Deeds made by Nu Skin to Aspen Country pursuant to Section 2 hereof, Nu Skin has not assigned or transferred any interest that it may have had, if any, in and to the Trust Deeds or the indebtedness secured by the Trust Deeds to a person or entity other than Sellers or any other entity the control or majority ownership of which is presently, or at the time of such assignment was, held by any member or group of members of Aspen Country or Scrub Oak; and

(b)           In the event Nu Skin presently owns any of the beneficial interests in or to the Trust Deeds or owns the Promissory Notes secured by the Trust Deeds (collectively, the “Notes”), no amounts under the Notes or the Trust Deeds are presently owed to Nu Skin Enterprises, Inc. or any of its subsidiaries, including Nu Skin.

EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 4(A) AND 4(B) ABOVE, NO REPRESENTATION, WARRANTY, OR ASSURANCE IS MADE BY NU SKIN TO FIRST AMERICAN OR SELLERS. NU SKIN HEREBY DISCLAIMS ANY REPRESENTATION, WARRANTY, OR ASSURANCE, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRUST DEEDS, THE NOTES (OR ANY OF THEM) OR THE ACTIONS TO BE TAKEN BY ANY OF THE PARTIES TO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPHS 3(A) AND 3(B) ABOVE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NU SKIN DOES NOT CERTIFY TO SELLERS OR FIRST AMERICAN THAT IT HAS ANY INTEREST IN THE NOTES, THE TRUST DEEDS OR ANY OF THEM, NOR DOES NU SKIN CLAIM SUCH AN INTEREST.

5.           Nu Skin Indemnity.  Nu Skin hereby agrees to indemnify and hold harmless Aspen Country and First American from and against such liability, injury, and expense as may be incurred by Scrub Oak or First American which arise solely as a result of the representations and warranties of Nu Skin set forth in paragraphs 4(a) and 4(b) above being materially false and incorrect on the date hereof.

6.           Responsibility for Reconveyance.  Nu Skin shall have no responsibility or liability to Aspen Country or First American in connection with the reconveyance of the Trust Deeds except as expressly provided in Section 5 of this Agreement.

7.           Policy of Title Insurance.  First American’s issuance of the Policy to Nu Skin is intended to cause First American to assume all risk of loss or injury arising from the Trust Deeds and their reconveyance pursuant to this Agreement, up to the Policy amount and subject to the provisions of the Policy (but not subject to Exclusions in Section 3 of the Policy) and subject to First American’s rights against Nu Skin and Sellers, if any, pursuant to the provisions of this Agreement.  In the event that the representations and warranties of Nu Skin set forth in paragraphs 4(a) and 4(b) above are materially false and incorrect on the date hereof, the liability of Nu Skin to First American, if any, pursuant to Section 5 of this Agreement shall not constitute or be asserted by First American as a defense against claims by Nu Skin for defense or payment under the Policy, nor will such liability of Nu Skin under this Agreement diminish the rights of Nu Skin to defense and recovery under the Policy, provided that First American shall have the right after a final determination (beyond any appeal rights) by a court of competent jurisdiction of the liability of Nu Skin under Section 5 hereof, to set off the amounts determined by such court to be owed by Nu Skin to First American under this Agreement, if any, against the amounts owed to Nu Skin under the Policy, if any, on a dollar for dollar basis.

8.           Limited Rights Under Agreement.  First American and Sellers shall not be entitled to rely upon this Agreement, the certifications, or indemnifications set forth herein for any purpose except with respect to their actions to:  (a) reconvey the Trust Deeds in connection with the Closing on the sale of the Property to Nu Skin; and (b) First American’s issuance to Nu Skin of the Policy, including endorsements to the Policy.  Without limiting the generality of the foregoing limitations on First American, First American shall not have the right to rely upon this Agreement for any of the certifications or indemnifications set forth herein in connection with the issuance of any policy or report other than the Policy.  This Agreement, nor any rights hereunder, may not be assigned or transferred by any party hereto.

9.           No Third Party Beneficiary.  This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary.

10.Interpretation.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.  The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provisions of this Agreement.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  Time is of the essence.  The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against, including without limitation the drafting party, any of the parties.

11.Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one in the same instrument.

12.No Recording.  Neither this Agreement nor any notice of this Agreement shall be recorded in any public office without the prior written consent of all parties hereto.

[Signatures on following page]

IN WINESS WHEREOF, Nu Skin, Sellers, and First American have executed this Affidavit and Limited Scope Indemnity as of the 30th day of December, 2010.

NU SKIN:                                                                                  SCRUB OAK:

NU SKIN INTERNATIONAL, INC.,                                                                          SCRUB OAK, LLC, a Utah limited
a Utah corporation,                                                                                liability company,

By _______________________________                                                                      By _________________________________
      D. Matthew Dorny                                                                                      Brooke B. Roney
      Vice President                                                                                         Manager

FIRST AMERICAN:                                                                             ASPEN COUNTRY:

FIRST AMERICAN TITLE                                                                           ASPEN COUNTRY, LLC, a Utah limited
INSURANCE COMPANY, a California                                                                      liability company,
corporation,

By ______________________________                                                                      By _________________________________
      Its ___________________________                                                                            Brooke B. Roney
                   Manager

EXHIBIT A

PRO FORMA POLICY

EXHIBIT B

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

WHEN RECORDED, MAIL TO:

Steven L. Ingleby, Esq.
Callister Nebeker & McCullough
10 E. South Temple, Suite 900
Salt Lake City, UT  84133

ASSIGNMENT OF TRUST DEED
(WITHOUT WARRANTY)

NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), hereby assigns, without representation or warranty of any interest therein, to ASPEN COUNTRY, LLC, a Utah limited liability company (“Assignee”), whatever interest Nu Skin may have, if any, in and to the beneficial interest under that certain Trust Deed (the “Trust Deed”), recorded on ___________ as Entry No. _______, Book _____, at Page _____, in the records of the County Recorder for Utah County, State of Utah, and the Promissory Note (the “Note”) in the original principal amount of $______________ secured thereby.

This Assignment of Trust Deed is made pursuant to and in accordance with the terms of that certain Real Estate Purchase and Sale Agreement between Nu Skin, as Buyer, and Assignee, as Seller, dated as of December 30, 2010.  NU SKIN EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO THE OWNERSHIP OF THE NOTE OR THE BENEFICIAL INTEREST UNDER THE TRUST DEED, OR OF ANY OTHER OBLIGATIONS (IF ANY) SECURED BY THE TRUST DEED, AND NU SKIN SHALL HAVE NO OBLIGATION OR  RESPONSIBILITY TO ASSIGNEE OR ANY OTHER PERSON UNDER THIS ASSIGNMENT OF TRUST DEED IF NU SKIN HAS NO INTEREST IN OR TO THE NOTE OR THE TRUST DEED, OR OTHER OBLIGATIONS (IF ANY) SECURED THEREBY.  This Assignment of Trust Deed and the Trust Deed relate to that certain tract of real property situated in Utah County, Utah, described in Exhibit B-1 attached hereto.

DATED this 30th day of December, 2010.

NU SKIN INTERNATIONAL, INC., a Utah corporation

By ____________________________________
      Its _________________________________

STATE OF UTAH                                                      )
:  ss.
COUNTY OF _________________                                                                )

The foregoing instrument was acknowledged before me this ____ day of December, 2010 by _______________________________________, the _________________________________ of Nu Skin International, Inc., a Utah corporation.

________________________________________
NOTARY PUBLIC

EXHIBIT B-1

DESCRIPTION OF THE PROPERTY

PARCEL A:

COMMENCING at the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 396.00 feet, more or less, to the Northwest corner of said Block 66; thence East 110.00 feet; thence South 396.00 feet, more or less to a point due East of the point of beginning; thence West 110.00 feet to the point of BEGINNING.

PARCEL B:

COMMENCING at a point 110.00 feet East of the Northwest corner of Block 66, Plat “A”, Provo city Survey of Building Lots, and running thence East 60.00 feet; thence South 233.00 feet; thence West 60.00 feet; thence North 233.00 feet to the point of BEGINNING.

CHURCH PARCEL:

COMMENCING at a point South 89°38’45” East 110.00 feet from the Southwest corner of Block 66, Plat “A”, Provo City Survey of Building Lots, and running thence North 00°18’34” East 165.675 feet; thence South 89°39’01” East 15.00 feet; thence South 00°18’34” West 165.74 feet; thence North 89°38’52” West 15.00 feet to the point of beginning.

EXHIBIT C

ENDORSEMENT TO POLICY

Notwithstanding the provisions of Exclusions From Coverage in Paragraph 3(a) and 3(b), Company hereby insures insured against loss or damage by reason of the reconveyance by Company, the enforcement or attempted enforcement by any person of the Trust Deeds, the Exception 21 Instruments and other instruments and agreements described below:

[Reprint here all instruments shown in exception numbers 14, 19, 21, 25 and 26 of the Title Commitment]

ASSIGNMENT OF
JOINT DEVELOPMENT AGREEMENT

THIS ASSIGNMENT OF JOINT DEVELOPMENT AGREEMENT (“Assignment”) is made and entered into as of the 30th day of December, 2010 (“Effective Date”) by and between NU SKIN INTERNATIONAL, INC., a Utah corporation (“Nu Skin”), ASPEN COUNTRY, LLC, a Utah limited liability company (“Aspen”), and SCRUB OAK, LLC, a Utah limited liability company (“Scrub Oak”).  (Aspen and Scrub Oak are sometimes collectively referred to as “Assignors.”)

RECITALS:

A.Provo City Redevelopment Agency, the City of Provo, Utah, and Boyer Center Street Ltd. (“Boyer”) entered into that certain Joint Development Agreement dated on or about June 16, 1990 (the “Joint Development Agreement”) relating to the development of that certain tract of real property located at 105 West Center Street, Provo, Utah County, Utah (the “Property”) and more particularly described in Exhibit “A” attached hereto and incorporated herein by reference.

B.Boyer assigned its interest (the “Beneficial Interest”) in the Joint Development Agreement to Valley Bank and Trust Company (“Valley”) as security for a loan made by Valley to Boyer, which assignment (the “Valley Assignment”) is referred to in that certain Notice and Memorandum of Assignment of Joint Development Agreement dated October 9, 1990 by and between Boyer and Valley recorded October 11, 1990 as Entry No. 33800.

C.Bank One, Utah, National Association, as successor to Valley, assigned its interest in the Valley Assignment and the Joint Development Agreement to Nu Skin pursuant to that certain Assignment recorded in the official records of Utah County, Utah on October 20, 1993 as Entry No. 73903 (the “Bank One Assignment”).

D.On the Effective Date, Scrub Oak sold the Property to Nu Skin pursuant to that certain Real Estate Purchase and Sale Agreement between Nu Skin, as Buyer, and Scrub Oak, as Seller, dated as of the Effective Date and Aspen sold adjacent and related properties to Nu Skin pursuant to that certain Real Estate Purchase and Sale Agreement between Nu Skin, as Buyer, and Aspen, as Seller, dated as of the Effective Date,  both of which transactions closed concurrently and each such closing was conditioned on the concurrent closing of the transaction.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Nu Skin and Assignors hereby agree as follows:

1.Assignment of Joint Development Agreement.  As of the Effective Date, Assignors hereby assign to Nu Skin, whatever interest Assignors may have, if any, in and to the Beneficial Interest, the Valley Assignment, the Bank One Assignment, and the Joint Development Agreement, and amounts payable thereunder, if any.  EXCEPT AS SET FORTH IN SECTION 2 HEREOF, ASSIGNORS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO THE OWNERSHIP OF THE JOINT DEVELOPMENT AGREEMENT, THE BENEFICIAL INTEREST, THE VALLEY ASSIGNMENT, OR THE BANK ONE ASSIGNMENT, OR ANY OBLIGATION (IF ANY) SECURED BY THE VALLEY ASSIGNMENT OR THE BANK ONE ASSIGNMENT.  EXCEPT FOR OBLIGATIONS, IF ANY ARISING FROM A BREACH OF ASSIGNORS’ WARRANTY IN SECTION 2 HEREOF, ASSSIGNORS SHALL HAVE NO OBLIGATION OR RESPONSIBILITY TO NU SKIN OR ANY OTHER PERSON UNDER THIS ASSIGNMENT IF ASSIGNORS HAVE NO INTEREST IN OR TO THE JOINT DEVELOPMENT AGREEMENT, THE BENEFICIAL INTEREST, THE VALLEY ASSIGNMENT OR THE BANK ONE ASSIGNMENT, OR ANY OBLIGATION (IF ANY) SECURED BY THE VALLEY ASSIGNMENT OR THE BANK ONE ASSIGNMENT.

2.Assignors’ Warranty.  Assignors represent and warrant to Nu Skin that none of the Assignors have assigned any interest in the Beneficial Interest, the Valley Assignment, the Bank One Assignment, the Joint Development Agreement or any amounts payable thereunder to any person or entity other than to Nu Skin or to the other Assignors.

3.Title to Property.  Nu Skin hereby agrees to accept title to the Property subject to the Valley Assignment, the Bank One Assignment, and the Joint Development Agreement if and to the extent they have any effect upon the Property.

4.Counterparts.  This Assignment may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one in the same instrument.

5.Recording.  Neither this Assignment nor any notice of this Assignment shall be recorded in the office of the Utah County Recorder without the prior written consent of Nu Skin to such recording.

[Signatures on following page]

DATED the day and year first above written.

NU SKIN:                                           SCRUB OAK:

NU SKIN INTERNATIONAL, INC.,                              SCRUB OAK, LLC, a Utah limited
a Utah corporation,                                       liability company,

By _______________________________                           By _________________________________
      D. Matthew Dorny                                           Brooke B. Roney
      Vice President                                              Manager

ASPEN:
ASPEN COUNTRY, LLC, a Utah limited
liability company

By ______________________________
      Brooke B. Roney
      Manager

STATE OF UTAH)
) ss.
COUNTY OF _________________)

On February ____, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Brooke B. Roney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Manager, on behalf of Scrub Oak, LLC, the limited liability company therein named, and acknowledged to me that such limited liability company executed the within instrument pursuant to its operating agreement or a resolution of its members.

WITNESS my hand and official seal.

Signature __________________________________

STATE OF UTAH)
) ss.
COUNTY OF _________________)

On February ____, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared Brooke B. Roney, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Manager, on behalf of Aspen Country, LLC, the limited liability company therein named, and acknowledged to me that such limited liability company executed the within instrument pursuant to its operating agreement or a resolution of its members.

WITNESS my hand and official seal.

Signature __________________________________

STATE OF UTAH)
) ss.
COUNTY OF _________________)

On February ____, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared D. Matthew Dorny, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President, on behalf of Nu Skin International, Inc., the Utah corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its shareholders.

WITNESS my hand and official seal.

Signature __________________________________

EXHIBIT “A”

LEGAL DESCRIPTION

BEGINNING AT THE NORTHEAST CORNER OF BLOCK 65, PLAT "A", PROVO CITY SURVEY OF BUILDING LOTS; THENCE WEST 71 FEET; THENCE SOUTH 106 FEET; THENCE EAST 71 FEET; THENCE NORTH 106 FEET TO THE PLACE OF BEGINNING.

ALSO BEGINNING 106 FEET SOUTH FROM THE NORTHEAST CORNER OF BLOCK 65, PLAT "A", PROVO CITY SURVEY OF BUILDING LOTS; THENCE SOUTH 93.54 FEET TO THE SOUTH LINE OF LOT 7 OF SAID BLOCK 65; THENCE WEST 144 FEET; THENCE NORTH 93.54 FEET; THENCE EAST 144 FEET TO THE PLACE OF BEGINNING.

ESCROW GENERAL PROVISIONS

This agreement governs the duties and obligations between First American Title Insurance Company (hereinafter "Escrow Agent") and the undersigned signatories, who are parties to the following transaction.

Order No.:  320-5339366

Buyer: Nu Skin International, Inc. (“Buyer”)
Seller: Scrub Oak, LLC and Aspen Country, LLC (“Sellers”)

The parties understand and acknowledge:

1.  Escrow Agent's Role
Subject to the terms of this Agreement, Escrow Agent has acted as escrow agent in closing the transaction described above for Sellers and Buyer (collectively, the “parties” and individually a “party”), which transaction closed December 30, 2010.  Prior to consummation of the closing, Escrow Agent was not the agent of any single party.  Rather, Escrow Agent agreed to prepare documents, secure the execution of documents, record documents, disburse funds, and otherwise close the transaction in accordance with the joint directions of the parties.  After the closing, Escrow Agent has agreed to hold the Promissory Notes signed and delivered by Seller at Closing as agent for the named “Payee” and the endorsees of the Payee. Escrow Agent will promptly notify Buyer if any Payee or person to whom Payee has transferred one or more of the Promissory Notes requests delivery of any of the Promissory Notes from Escrow Agent.  In particular, Escrow Agent does not give and has no duty to give legal advice to the parties.

2.  Parties' Role
The parties authorize Escrow Agent to close the transaction, record documents, disburse funds, and otherwise act in accordance with the written Settlement Statement and the oral directives given to Escrow Agent by all of the parties or their representatives at the closing.  The parties agree that Escrow Agent is entitled to act on the direction of the attorneys, officers or managers of Buyer and Sellers.  If any party wishes to limit the authority of the attorneys, officers or managers who have dealt on their behalf with Escrow Agent, any such limitation must be contained in a writing that is delivered to Escrow Agent.  The parties agree that they are not looking to Escrow Agent for legal advice, and that they have had an opportunity to obtain such advice from persons other than those affiliated with Escrow Agent.

3.  Closing Documents
The parties have been given an opportunity to review all documents at closing and to seek independent advice or counsel concerning those documents, if desired.  The parties agree that the only representations of Escrow Agent upon which they are entitled to rely or act are those that are in writing and executed by Escrow Agent and that the parties are not entitled to act or rely on conflicting written terms or directions given to Escrow Agent prior to closing. The parties' execution and delivery of documents at closing together with the oral directives of Seller and Buyer, through their officers, managers and attorneys, shall, as between Escrow Agent and the parties, constitute the parties' directions to Escrow Agent whether or not Escrow Agent is a party to the documents.  The terms of this paragraph shall not affect the parties' rights between themselves.

4.  Compliance
[Intentionally omitted.]

5.  Deposit of Funds & Disbursements
Escrow Agent shall place all funds received in escrow into a federally insured depository account specifically designated as a trust account.  Any funds deposited in an amount that exceeds $250,000.00 may not qualify for FDIC insurance.  Escrow Agent may maintain a general trust account and individual accounts for specific escrows, subject to any specific terms and conditions of any written agreement between Buyer, Seller, and Escrow Agent.  Absent specific written direction from both Seller and Buyer, Escrow Agent shall, as agent for Buyer and Seller, determine the identity of the depository institution.  Escrow Agent shall not be responsible for any loss of funds occurring as a result of failure of the institution in which funds have been deposited, so long as Escrow Agent complies with the foregoing provisions relating to the type of depository institutions and accounts to be used.  Except for excess funds deposited by Buyer in connection with the closing, earnings on funds held in Escrow Agent's escrow trust account shall be owned by and periodically disbursed to Escrow Agent as additional consideration for services actually performed by Escrow Agent.  Funds may be paid from trust accounts only in accordance with the terms and conditions of Buyer’s and Seller’s instructions to Escrow Agent, which include the terms and conditions of this agreement.

The parties agree to pay compensation to Escrow Agent for the administration, monitoring, accounting, reminders and other notifications and processing of the dormant funds in accordance with this agreement and as set forth on the Settlement Statements signed by the parties.  In the event that Escrow Agent initiates or is joined as a party to any litigation relating to this escrow, provided that such action and the responsive pleadings of the parties makes no allegation of error, breach of obligations or other wrongdoing by Escrow Agent, the non-prevailing party of Buyer and Seller in such action shall reimburse Escrow Agent for its reasonable costs and expenses, including reasonable attorney's fees, incurred by Escrow Agent in such litigation.  If there is an allegation of error, breach of obligations or other wrongdoing by Escrow Agent, the prevailing party or parties (including Escrow Agent) shall have the right to recover from the non-prevailing parties (including Escrow Agent) the reasonable costs and expenses, including reasonable attorney's fees, incurred by the prevailing parties in such litigation.

Seller(s) Initials: ____ ____ Buyer(s) Initials: ____ ____

6.  Disclosure of Possible Benefits to Escrow Agent
As a result of Escrow Agent maintaining its general escrow accounts with the depositories, Escrow Agent may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the depositories ("collateral benefits").  All collateral benefits shall accrue to the sole benefit of Escrow Agent and Escrow Agent shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.

7.  Miscellaneous Fees
The Settlement Statement may prescribe that certain release or reconveyance fees are payable to Escrow Agent.  These fees are payable to Escrow Agent to compensate it for facilitating and arranging for the reconveyance or release of the encumbrance in question and are payable in the amounts indicated irrespective of whether additional reconveyance fees or charges may have been paid or are payable to any other party and irrespective of any limitation on reconveyance or release fees that may be prescribed.  Escrow Agent may incur certain additional costs on behalf of the parties for services performed by third party providers, including recording.  The fees charged by Escrow Agent on the Settlement Statement for such services may include a mark up over the direct cost of such services to reflect the averaging of direct, administrative and overhead charges of Escrow Agent for such services.

8.  Prorations & Adjustments
The term "close of escrow" means the date on which documents are submitted to the County Recorder for recording, regardless of the date when such documents are actually processed and recorded by the Country Recorder.   All prorations and/or adjustments shall be made as of the close of escrow based on a 365-day year, unless otherwise instructed in writing.

9.  Contingency Periods
Escrow Agent shall not be responsible for monitoring contingency time periods between the parties.

10.  Reports
As an accommodation, Escrow Agent may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by the parties or their agents.  Escrow Agent shall deliver copies of any such reports as directed.  Escrow Agent is not responsible for reviewing such reports or advising the parties of the content of same.

11.  Information from Affiliated Companies
[Intentionally omitted.]

12.  Commitment for Title Insurance; Recordation of Documents
The undersigned Buyer and Seller hereby acknowledge receipt of a copy of, and an opportunity to review, Commitment for Title Insurance No. 320-5339366, Amendment No. 4, dated October 5, 2010, with an Effective Date of December 16, 2010 (the "Commitment") and a Pro Forma Policy of Title Insurance provided to Buyer on January __, 2011 (the “Pro Forma”) obtained through Escrow Agent in contemplation of the above transaction, and authorizes the title insurer to issue the policy of title insurance (with endorsements, as submitted an approved post-closing) as depicted in the Pro Forma, which policy shall contain the following exceptions from coverage as shown on the Pro Forma. The undersigned Buyer and Seller affirm that the legal description appearing in the Pro Forma is satisfactory.  Upon closing, Escrow Agent will issue a Policy of Title Insurance to Buyer in the form and content of the Pro Forma.

13  Personal Property Taxes
No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.

14  Real Property Taxes
The undersigned Buyer and Seller do hereby understand and agree that the proration for general property taxes as provided in the closing statements, was calculated as indicated below.  Accordingly, the Buyer(s) and Seller(s) do hereby hold Escrow Agent free and harmless from any liability or damages caused by an inaccurate proration for general property taxes assessed for the current year if information is unavailable.

________Taxes have been prorated based upon the tax amount for the year, in the amount of $ and are to be readjusted by and between the parties hereto when the present year’s tax notice is available.

________Taxes have been prorates based upon an estimate for the current year and are to be readjusted by and between the parties hereto when the present year’s tax notice is available.

________Taxes have not been prorated through Escrow and are to be adjusted by and between the parties outside of closing.

X  Taxes for 2010 and prior years have been paid, which is considered a FINAL settlement between Buyer and Seller.

It is further understood by and between the parties hereto that, based upon the proration listed above, nothing has been paid to the County Treasurer or retained in any way in the Escrow Account, and when the General Property Taxes become due and payable, it is the responsibility of the parties to insure payment of same.

15 Utilities and Water Rights
Escrow Agent shall not be responsible for the transfer of utilities.  Escrow Agent shall not be responsible for the transfer of water rights or shares unless specifically instructed by the parties.

16  Cancellation of Escrow
[Intentionally omitted.]

17  Conflicting Instructions & Disputes
If Escrow Agent becomes aware of any conflicting demands or claims concerning this escrow, Escrow Agent shall have the right to discontinue all further acts on Escrow Agent's part until the conflict is resolved to Escrow Agent's reasonable satisfaction.  Escrow Agent has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights.  If such an action is filed, the costs and attorneys fees incurred by Escrow Agent in such action shall be governed by the provisions of paragraph 5 of this agreement. Taxes have been paid by Buyer through 2010, which is considered a FINAL settlement between Buyer and Seller.

18  Usury
Escrow Agent is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefrom.

19.  Insurance Policies
In all matters relating to casualty and liability insurance, Escrow Agent may assume that each policy is in force and that the necessary premium has been paid.  Escrow Agent is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Agent has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

20.  Copies of Documents; Authorization to Release
Escrow Agent shall require that the originals of documents to be placed in escrow be delivered to Escrow Agent.  Escrow Agent may withhold documents and/or funds due to the party until such originals are delivered.  Documents to be recorded MUST contain original signatures. Escrow Agent may furnish copies of any and all documents to the parties and their attorney(s) involved in this transaction upon their request.

21.  Tax Reporting, Withholding & Disclosure
The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations.  Escrow Agent does not provide tax or legal advice.

EXCEPT AS MAY BE PROVIDED BY ALLICABLE LAW TO THE CONTRARY, WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES.  ESCROW AGENT IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW AGENT AGREES IN WRITING OR IS REQUIRED BY LAW TO DO SO.

A.  Taxpayer Identification Number Reporting
Federal law requires Escrow Agent to report Seller's’ social security number and/or tax identification numbers, forwarding address, and the gross sales price to the Internal Revenue Service ("IRS").  Escrow can not be closed nor any documents recorded until the information is provided and Seller certifies its accuracy to Escrow Holder.

B.  Federal Withholding & Reporting
Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation or partnership, a domestic corporation or partnership controlled by non-residents or non-resident corporations or partnerships.

C.  Taxpayer Identification Disclosure
Parties to a residential real estate transaction involving seller-provided financing are required to furnish, disclose, and include taxpayer identification numbers in their tax returns.  Escrow Agent is not required to transmit the taxpayer I.D. numbers of the parties to the IRS.  Escrow Agent is authorized to release any party's taxpayer I.D. numbers to any other party upon receipt of a written request.

22.  Privacy Policy
The undersigned Buyer and Seller hereby acknowledge receipt of a copy of the Privacy Policy of First American Corporation and Escrow Agent.

Dated:       January _____, 2011

SELLER(S):

Scrub Oak, LLC

__________________________________
By: Brooke B. Roney, Manager

Aspen Country, LLC

__________________________________
By: Brooke B. Roney, Manager

BUYER(S):

Nu Skin International, Inc., a Utah corporation

__________________________________
By: D. Matthew Dorny, Vice President

ESCROW AGENT:

First American Title Insurance Company

By:
               Terri Murphy